                                                                   EXHIBIT 10.28





                          RESTATED TERM LOAN AGREEMENT


                                     among

                                 POOL COMPANY,
                                   Borrower,

                          NATIONSBANK OF TEXAS, N.A.,
                                     Agent,

                                      and

                                CERTAIN LENDERS,
                                    Lenders



                             $10,000,000 TERM LOAN


                            RIGS 4, 6, 7, 422 & 429


                               NOVEMBER 30, 1995

                               TABLE OF CONTENTS


SECTION 1.       COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2.       TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . .    1

SECTION 3.       FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 4.       SECURITY . . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .    5

SECTION 6.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . .    7

SECTION 7.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 8.       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 9.       CERTAIN RIGHTS AND REMEDIES  . . . . . . . . . . . . . . .   14

SECTION 10.      CERTAIN DEFINITIONS AND TERMS  . . . . . . . . . . . . . .   16

SECTION 11.      AGREEMENT BETWEEN LENDERS  . . . . . . . . . . . . . . . .   24

SECTION 12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .   27


         SCHEDULE 1              -       Lenders and Commitments
         SCHEDULE 5.1            -       Corporate Existence and Authority
         SCHEDULE 5.2            -       Ownership of Subsidiaries/Names
         SCHEDULE 5.5            -       Noncompliance
         SCHEDULE 5.6            -       Litigation
         SCHEDULE 5.7            -       Tax Returns
         SCHEDULE 5.11           -       Liens/Environmental Matters
         SCHEDULE 5.12           -       Material Agreements
         SCHEDULE 6              -       Closing Conditions
         SCHEDULE 7.11           -       Overdraft Lines/Guarantees/Debt
         SCHEDULE 7.16           -       Certain Loans and Advances
         SCHEDULE 7.19           -       Transactions with Affiliates
         SCHEDULE 7.20           -       Certain Sales

         EXHIBIT A               -       Promissory Note
         EXHIBIT B               -       Financial Report Certificate
         EXHIBIT C               -       Opinion
         EXHIBIT D               -       Assignment Agreement
         EXHIBIT E               -       Officer's Certificate
         EXHIBIT F               -       Conversion Request
         EXHIBIT G               -       Fixed Charge Coverage Ratio calculation





                                      (i)

                          RESTATED TERM LOAN AGREEMENT


         THIS AGREEMENT is entered into as of November 30, 1995, among POOL COMPANY, a Texas corporation ("BORROWER"), Lenders (defined below) and NATIONSBANK OF TEXAS, N.A., a national banking association, as Agent for itself and the other Lenders ("AGENT"). Borrower, Lenders and Agent agree as follows:

         SECTION 10 below contains definitions or references to definitions of certain terms used in this Agreement.

         Borrower, National Bank of Canada and Agent entered into the Term Loan Agreement (as amended through the date of this Agreement, the "EXISTING TERM LOAN AGREEMENT") dated as of April 21, 1995, providing for credit to Borrower in the form of a single disbursement in the aggregate amount for all Lenders of $10,000,000 (the "LOAN").

         Borrower, Lenders and Agent are entering into this Agreement in order to, among other things (1) add National Bank of Alaska ("NBA") as a Lender under this Agreement, and revise the Commitment Percentages accordingly, and
(2) amend and restate entirely the Existing Term Loan Agreement as required by that certain Term Loan Agreement dated as of November 30, 1995 among International Sea Drilling Ltd. (a Subsidiary of Borrower), Lenders and Agent (the "ISDL AGREEMENT").

         Accordingly, for adequate and sufficient consideration, the parties to this Agreement agree that the Existing Term Loan Agreement is hereby amended and entirely restated as follows:

SECTION 1.       COMMITMENT.

         1.1 Commitment. Subject to the conditions below, on the Closing Date, the Commitment Percentages of the Principal Debt under the Existing Term Loan Agreement shall be converted to the Commitment Percentages and corresponding Commitments under this Agreement.

         1.2 Procedure among Lenders. NBA shall remit its Commitment Percentage of the Loan to Agent's principal office in Houston, Texas, in funds that are available for immediate use by Agent by 12:00 Noon on the Closing Date. If NBA fails to make its Commitment Percentage of the Loan available to Agent on the Closing Date, Agent may recover the applicable amount on demand
(a) from NBA together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from NBA, or (b) if NBA fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the Loan during the period commencing on the Closing Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of the Loan. Upon receipt of NBA's Commitment Percentage by Agent, Agent shall refund to the other Lenders whatever amount is necessary to convert the Commitment Percentages under the Existing Term Loan Agreement to the Commitment Percentages and corresponding Commitments under this Agreement.

SECTION 2.       TERMS OF PAYMENT.

         2.1 Notes; Payments. The Loan and interest thereon shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment. On December 31, 1995 and on March 31, 1996, the Loan shall be repaid in principal installments in the amount of $875,000 each. Thereafter, the Loan shall be repaid in principal installments in the amount of $625,000 each, due and payable on the last Business Day of each calendar quarter, commencing June 30, 1996, and continuing through the Termination Date. Interest accruing at the Floating Rate shall be due and payable on the last Business Day of each calendar quarter, commencing December 31, 1995. Interest accruing at a LIBOR Rate shall be due and payable on the last day of each Interest Period and, if such Interest Period exceeds three months, then accrued interest is also due and payable on the date three months after the commencement of such Interest Period. All principal and accrued interest remaining outstanding shall be due and payable on the Termination Date. Each payment or prepayment of the Obligation must be paid at Agent's principal office in funds available for Agent's immediate use by 12:00 Noon on the day due. Borrower may delay any payment due on a non-Business Day until the next succeeding Business Day, but interest shall continue to accrue until the payment is made. Agent shall pay to each Lender any payment or prepayment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 Noon, and otherwise before 12:00 Noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         2.2 Interest. The Loan shall bear interest at an annual rate equal to the lesser of (a) the Designated Rate, and (b) the Highest Lawful Rate. The rate shall change, without notice to Borrower, upon the effective date of each change in the Prime Rate (if a Floating Rate is in effect) or the Highest Lawful Rate. If at any time the rate is limited to the Highest Lawful Rate, any subsequent reductions in the Designated Rate shall not reduce the rate below the Highest Lawful Rate until the total amount of interest paid and accrued equals the amount of interest which would have accrued if the Designated Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid and accrued is less than the amount of interest which would have accrued if the Designated Rate had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay to the Lender holding that Note an amount equal to the difference between (x) the lesser of either the amount of interest which would have accrued if the Designated Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect and (y) the amount of interest actually paid or accrued on that Note. All past-due principal and accrued interest thereon shall at Determining Lenders' option bear interest from maturity (stated or by acceleration) until paid at the Default Rate. Interest calculations may be made ten (or less) days prior to any due date. If there is an adjustment in the interest rate, in accordance with the terms hereof during such ten-day period, then Borrower shall, on demand, pay to Lenders any underpayment or Lenders shall pay to Borrower any overpayment resulting from any adjustment during such period.

         2.3     Mandatory and Voluntary Prepayments.

                 a. Borrower may voluntarily prepay all or any part of the Loan at any time without premium or penalty, subject to the following conditions:

                          (i) Agent must receive Borrower's written payment notice by 10:00 a.m. on (A) the third Business Day preceding the date of payment if a LIBOR Rate is in effect and (B) the Business Day preceding the date of payment if the Floating Rate is in effect, which notice shall specify the payment date and the amount of the prepayment, and which shall constitute an irrevocable and binding obligation of Borrower to make such prepayment on the designated date;

                          (ii) each partial prepayment must be in a minimum amount of $500,000 or a greater integral multiple of $500,000;

                          (iii) all accrued interest on the portion of the Obligation being prepaid must also be paid in full on the date of payment; and

                          (iv) Borrower shall pay any related Funding Loss upon demand.

                 b. Borrower shall immediately prepay all of the Obligation upon the acquisition by any Person of a beneficial ownership of 50% or more of the outstanding shares of common stock of PESCO.

         2.4 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments of the Obligation -- including, without limitation, proceeds from the exercise of any Rights under the Loan Papers or proceeds of any of the Collateral -- shall be applied by Lenders in such order (a) if no Default or Potential Default has occurred and is continuing and if Borrower gives written directions regarding application of a payment or prepayment, then in accordance with such directions, or (b) otherwise, subject to SECTION 9.1, as Determining Lenders may elect in their sole discretion.

         2.5 Capital Adequacy. If any Law, rule, regulation, or treaty now existing or hereafter promulgated regarding capital adequacy, or any adoption thereof, ruling thereon, change therein, or interpretation thereof now existing or hereafter made by any Tribunal or central bank regarding capital adequacy, or compliance by Agent or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal or central bank regarding capital adequacy (whether or not having the force of Law) shall result in Agent or that Lender incurring a reduction in the rate of return on its capital as a consequence of its obligations hereunder to a level below that which it otherwise could have achieved by an amount deemed by it to be material (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then, Agent or that Lender (through Agent) may, from time to time, notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for the reductions incurred, which certificate shall be conclusive absent manifest error. Borrower shall promptly pay such amount to Agent or that Lender upon demand. If any subsequent revision or amendment of any such Law, rule, regulation or treaty (or of any adoption thereof, ruling thereon, change therein, or interpretation thereof) shall result in a reversal of such reductions, Agent or such Lender (as applicable) shall refund such amounts to Borrower (to the extent reversed and realized by it).

         2.6 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the U.S. or a state thereof (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payment to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other Tax form acceptable to Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers), and (b) covenants to (i) provide Agent and Borrower a new Tax form upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the U.S. withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers United States federal income tax at the full rate applicable under the IRC.

         2.7 Sharing of Payments, Etc.. If any Lender obtains any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 2.8) that exceeds its Commitment Percentage of the total Commitments, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment Pro Rata with each other Lender. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         2.8 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 2.7) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any Obligor may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it.

         2.9 Basis Unavailable or Inadequate for Determining LIBOR Rate. If, on or before any date when a LIBOR Rate is to be determined, Agent or any Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of funding at that rate, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the Loan shall bear interest at the Floating Rate. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to fund under a LIBOR Rate will be suspended.

         2.10 Additional Costs. If (i) any Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental or special reserves) be maintained, and
(ii) those reserves reduce any sums receivable by that Lender under this Agreement with respect to any portion of the Loan bearing interest at a LIBOR Rate or increase the costs incurred by that Lender in advancing or maintaining any portion of the Loan bearing interest at a LIBOR Rate, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to that Lender upon demand. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.11 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain any portion of the Loan bearing interest at a LIBOR Rate, then that Lender shall promptly notify Borrower and Agent, and the Loan shall be converted to the Floating Rate as of the date of notice, and Borrower shall pay any related Funding Loss.

         2.12 Funding Loss. BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.13 Interest Periods. When Borrower requests that any portion of the Loan bear interest at a LIBOR Rate, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions:
(a) the initial Interest Period commences on the Closing Date or applicable conversion date, and each subsequent Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of the Loan may extend beyond the scheduled repayment date for that portion of the Loan; (d) there may not be in effect at any one time more than
(i) three Interest Periods; and (e) each such portion of the Loan bearing interest at a LIBOR Rate must be at least $500,000 or an integral multiple of $100,000 in excess thereof.

         2.14 Conversions. Borrower may (a) on the last day of the applicable Interest Period convert all or part of the Loan bearing interest at a LIBOR Rate to the Floating Rate, (b) at any time convert all or part of the Loan bearing interest at the Floating Rate Borrowing to a LIBOR Rate, and (c) elect a new Interest Period for all or any part of the Loan bearing interest at a LIBOR Rate. Any such conversion is subject to the dollar limits and denominations of SECTION 2.13(e) and may be accomplished by delivering a Conversion Request, in the form of EXHIBIT F hereto, to Agent no later than 10:00 a.m. (i) on the third Business Day before the conversion date for conversion to a LIBOR Rate and the last day of the Interest Period, for the election of a new Interest Period, and (ii) one Business Day before the last day of the Interest Period for conversion to a Floating Rate. Absent Borrower's notice of conversion or election of a new Interest Period, any portion of the Loan bearing interest at a LIBOR Rate shall be converted to a Floating Rate when the applicable Interest Period expires.

SECTION 3. FEES. The following fees represent compensation for services rendered and to be rendered separate and apart from the extension of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of Borrower to pay each fee shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest. All fees shall be non-refundable when due and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate and shall be secured by all of the Collateral. All payments of fees shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

         3.1 Agent's Arranging Fee. Borrower paid to Agent, solely for its own account, the Agent's arranging fee described in the letter agreement between Borrower and Agent dated April 21, 1995.

SECTION 4.       SECURITY.

         4.1 Guaranties. Full and complete payment of the Obligation is guaranteed in accordance with the Guaranty executed by each Obligor other than Borrower. Upon Agent's demand, Borrower shall cause each future Obligor to execute and deliver to Agent for the benefit of Lenders a guaranty -- that unconditionally guarantees the full payment and performance of the Obligation -- in substantially the form of EXHIBIT F to the Revolving Credit Agreement.

         4.2 Collateral. Full and complete payment of the Obligation is secured by the Collateral. Upon Agent's demand, Borrower shall cause each future Obligor to execute and deliver to Agent for the benefit of Lenders (x) a security agreement -- that creates a security interest in the Collateral to secure the full payment and performance of the Obligation -- in substantially the form of EXHIBIT G to the Revolving Credit Agreement, and
(y) all financing statements requested by Agent in connection with that security agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         5.1     Corporate Existence and Authority.

                 a. Each Material Obligor and (except where a failure to do so would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect) each other Company is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, as reflected in
         SCHEDULE 5.1; and

                 b. PESCO and each of its consolidated Subsidiaries (i) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 5.1), except for the Liquidating Companies and except where failure to be qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (ii) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as now being conducted (except for the Liquidating Companies [which it is contemplated will be liquidated and dissolved and none of which now have or will have any material assets or operations] and except where failure to so possess would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect), and (iii) possesses all requisite authority, licenses, power, permits, and to execute, deliver, and comply with the terms of the Loan Papers to which it is contemplated in this Agreement to be or to become party, all which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Tribunal is required which has not been obtained.

         5.2     Ownership of Subsidiaries and Names.

                 a. All of the outstanding shares of capital stock of PESCO's consolidated Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and none thereof was issued in violation of any preemptive or preferential Rights of any Person.

                 b. Each stockholder shown on SCHEDULE 5.2 is the true and lawful owner, of record and beneficially (other than nominee shares issued by foreign Subsidiaries in nominal amounts to comply with the Laws of jurisdictions of incorporation of foreign Subsidiaries), of the shares shown beside such stockholder's name, free and clear of any Liens, restrictions, claims, or Rights of another (except any arising under the Loan Papers or disclosed on SCHEDULE 5.2), and none of such shares is subject to any warrant, option, or other Right of any Person to acquire the same or subject to any restriction on transfer thereof except for restrictions imposed by securities Laws.

                 c. Except as disclosed on SCHEDULE 5.2, there are no authorized or outstanding warrants, options, or other Rights to acquire from any of PESCO's consolidated Subsidiaries or any stockholder thereof any shares of capital stock or other investment securities of PESCO's consolidated Subsidiaries or any securities convertible into or exchangeable for such shares.

                 d. To the best knowledge of Borrower's executive officers, except as disclosed on SCHEDULE 5.2, no Obligor has transacted business under any other corporate or trade name, nor has been a party to any merger, combination, or consolidation, or acquired all or substantially all of the stock or accounts receivable of any Person in the last five years.

         5.3 Relationship with Agent and Lenders. To the best knowledge of Borrower's executive officers, no director, officer, manager, or employee of PESCO or any of its consolidated Subsidiaries is a director, officer, or employee of, or has any substantial interest in, Agent or any Lender. No Person who may be deemed to have "control" of PESCO or any of its consolidated Subsidiaries is an "executive officer", "director", or "principal shareholder" of Agent or any Lender.

Terms appearing in quotations in this section are used as defined in Section
215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

         5.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and fairly present the consolidated and consolidating (if applicable) financial conditions and the results of operations of Borrower and its consolidated Subsidiaries as of, and for the portion of the fiscal year ending on, the date or dates thereof. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or any of its consolidated Subsidiaries on the date or dates of the Current Financials which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers and transactions heretofore disclosed in writing to Lenders, there have been no material adverse changes in the consolidated financial condition of Borrower from those shown in the Current Financials and the notes thereto between such date or dates and the date hereof, nor has PESCO or any of its consolidated Subsidiaries incurred any material liability, direct or indirect, fixed or contingent, except as disclosed on SCHEDULE 5.12.

         5.5     Compliance with Laws and Documents.  Except as disclosed on
SCHEDULE 5.5:

                 a. Neither PESCO nor any of its consolidated Subsidiaries is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause any of them to be, in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; and

                 b. Neither any Material Obligor nor (except where the same would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause any of them to be, in violation of their respective bylaws or charter.

         5.6 Litigation. As of the date of this Agreement, except (i) as set forth on SCHEDULE 5.6, and (ii) claims or outstanding or unpaid judgments which do not exceed $500,000 individually (and the estimated maximum individual exposure under which does not exceed $100,000) or $3,000,000 collectively:

                 a. No Material Obligor is involved in, nor is any executive officer of any Material Obligor aware of the threat of, any Litigation; there are no outstanding or unpaid judgments against any Material Obligor; and none of the Litigation described on SCHEDULE 5.6 would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and

                 b. No other Company (i) is involved in, nor is Borrower or any such other Company aware of the threat of, any Litigation which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (ii) has any outstanding or unpaid judgments against it which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect.

         5.7 Taxes. Except as set forth on SCHEDULE 5.7, all Tax returns of the Material Obligors and (except where the same would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect) (i) all Tax returns of the other Companies required to be filed have been filed, and (ii) all Taxes imposed upon PESCO or any of its consolidated Subsidiaries have been paid, other than Taxes for which the criteria for Permitted Liens have been satisfied.

         5.8 Government Regulation. Neither PESCO nor any of its consolidated Subsidiaries nor any Affiliate of the foregoing is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         5.9 Employee Benefit Plans. No employee benefit plan (as defined in the IRC and ERISA) of PESCO or any of its consolidated Subsidiaries has incurred an accumulated funding deficiency in an amount sufficient to be reasonably likely to have a Material Adverse Effect. No prohibited transaction or reportable event (as such terms are defined in ERISA) has occurred which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Neither PESCO nor any of its consolidated Subsidiaries (a) has incurred material liability to the PBGC in connection with any such plan, or (b) has withdrawn in whole or in part from participation in a multi-employer pension plan (as defined in ERISA).

         5.10 Purpose of Credit. The proceeds of the Loan (a) were not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, or for any other purpose which would violate the terms of this Agreement or the Revolving Credit Agreement, and (b) were used to finance the partial replenishment of funds which Pool advanced to PAI and which in turn were used to make the PAA Acquisition.

         5.11 Properties; Liens. Except as disclosed on SCHEDULE 5.11 and except for Permitted Liens, there is no Lien on any asset of any Material Obligor or (except where the same would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect) any other Company. Except as disclosed on SCHEDULE 5.5, neither PESCO nor any of its consolidated Subsidiaries knows of any condition or circumstance affecting any of their Properties, such as the presence of asbestos or other Hazardous Substances, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         5.12 Material Agreements. Except for the Loan Papers and the Material Agreements described on SCHEDULE 5.12 (or as hereafter disclosed to Lenders in writing), there are no other Material Agreements of PESCO or any of its consolidated Subsidiaries that would, upon a default thereunder, be reasonably likely, individually or in the aggregate, to cause a Material Adverse Effect; neither PESCO nor any of its consolidated Subsidiaries is, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Papers cause PESCO or any of its consolidated Subsidiaries to be, in default (nor has any potential default occurred) under any Material Agreement described on SCHEDULE 5.12 (or as hereafter disclosed to Lenders in writing), other than such defaults or potential defaults which would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect.

         5.13 Solvency. After giving effect to the transactions contemplated hereunder, each Material Obligor will be Solvent. After giving effect to the transactions contemplated hereunder, PESCO and all of its consolidated Subsidiaries collectively will be Solvent.

         5.14 Foreign Subsidiaries. As to each Company incorporated, chartered, organized, or otherwise created under foreign Laws, each such Company is (a) a "Controlled Foreign Corporation" within the meaning of Section 957 of the IRC, and (b) no material portion of the earnings and profits of such Company is expected by Borrower to be, prior to the Termination Date, includable for United States federal income tax purposes in the unconsolidated or consolidated gross income in an aggregate amount for all such Companies which would be greater than the tax losses (including net operating loss carry forward(s)) of PESCO or Borrower during such period (i) by reason of the receipt of actual distributions made by such Company in the ordinary course of its business, or (ii) provided such Company is not treated for United States federal income tax purposes under Section 1.956-2(c) of the United States Income Tax Regulations as holding Borrower's obligations under any Loan Paper, by reason of the Subpart F rules contained in Sections 951 through 964 of the IRC and regulations thereunder.

         5.15 General. There are no material facts or conditions relating to the Loan Papers, any of the Property of PESCO or any of its consolidated Subsidiaries, or the individual or combined financial conditions and businesses of PESCO or its consolidated Subsidiaries which would, individually or collectively, be reasonably likely to cause a Material Adverse Effect, and which have not been related, in writing, to Agent and Lenders; and the Loan Papers and all Financial Statements of PESCO or any of its consolidated Subsidiaries and those writings identified as items 1, 2, 3 and 4 on SCHEDULE 6, which were exhibited or delivered to Agent and Lenders, are genuine and in all material respects what they purport and appear to be.

SECTION 6.       CONDITIONS PRECEDENT.

         6.1 Initially. The amendment and restatement of the Existing Term Loan Agreement described in this Agreement's recitals and SECTION 1.1 are not effective until Agent has received each document and other item described on
SCHEDULE 6.

         6.2 Materiality and Waiver. Each condition precedent in this Agreement is material to the contemplated transaction, and time is of the essence. Each condition precedent must be satisfied, unless Determining Lenders specifically permanently waive the condition precedent in writing.

SECTION 7.       COVENANTS.   Until the Obligation is fully paid and performed
-- unless Borrower first obtains a written consent to the contrary from Agent on behalf of Determining Lenders -- PESCO and each of its consolidated Subsidiaries jointly and severally covenant and agree with Agent and Lenders as follows:

         7.1 Use of Proceeds. The proceeds of the Loan shall be used only as represented in SECTION 5.10.

         7.2 Books and Records. PESCO and each of its consolidated Subsidiaries shall keep proper and complete books, records, and accounts in accordance with GAAP and shall permit Agent or any Lender, upon reasonable prior notice, to inspect the same during regular business hours and make and (at Lenders' expense in respect of costs paid to third parties during each calendar year in excess of $1,000 in the aggregate) take away copies.

         7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Agent:

                 a. Within 120 days after the last day of each fiscal year of PESCO, Financial Statements showing the consolidated and consolidating (if applicable) financial conditions and results of operations of PESCO as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Deloitte & Touche or another firm of independent certified public accountants acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the consolidated portions of such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of PESCO, (ii) a Financial Report Certificate with respect to such Financial Statements, and (iii) the Fixed Charge Coverage Ratio calculation in the form of EXHIBIT G.

                 b. As soon as practicable after the end of each fiscal year of Borrower:

                          (i) Unaudited consolidating Financial Statements showing (by major management operation category) the financial condition and results of operations of PESCO; and

                          (ii) Unaudited or audited (to the extent prepared) Financial Statements showing the financial conditions and results of operations of the Borrower's unconsolidated affiliates, including, but not limited to, Pool Arabia, Ltd., Antah Drilling Sdn. Bhd, Pool Santana, Limited, and Intairdril Oman L.L.C.

                 c. Within 60 days after the last day of each of the first three fiscal quarters of each fiscal year (i) unaudited Financial Statements showing the consolidated and consolidating (if applicable) financial condition and results of operations of PESCO as of, and for the period from the beginning of the current fiscal year to, such last day, (ii) a Financial Report Certificate with respect to such Financial Statements, and (iii) the Fixed Charge Coverage Ratio calculation in the form of EXHIBIT G.

                 d. On or before the 15th Business Day of each calendar month a description of all obligations of PESCO or any of its consolidated Subsidiaries related to surety bonds outstanding as of the last day of the immediately preceding calendar month.

                 e. At Agent's or Determining Lenders' request, a weekly rig hour status report.

                 f.       To the extent not delivered to Agent under CLAUSES
         (a) and (b) preceding, promptly after filing or delivery thereof, true copies of all SEC Reports furnished by or on behalf of PESCO to its stockholders.

                 g. Notice, promptly after PESCO or any of its consolidated Subsidiaries knows or has reason to know of, (i) the existence and changes in the status of any Litigation which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (ii) any change in any material fact or circumstance represented or warranted in any Loan Paper which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (iii) a Default or Potential Default, specifying the nature thereof and what action PESCO or any of its consolidated Subsidiaries has taken, is taking, or proposes to take with respect thereto, or (iv) the occurrence of a reportable event (as defined in ERISA) with respect to any employee benefit plan of PESCO or any of its consolidated Subsidiaries subject to ERISA, or the complete or partial withdrawal from participation in a multi-employer pension plan (as such terms are defined in ERISA) by PESCO or any of its consolidated Subsidiaries (or the intention of such entity to do so), or the initiation (or intent to initiate) by the PBGC or PESCO or any of its consolidated Subsidiaries of proceedings under ERISA to terminate any such plan, or the occurrence of any event or condition which might constitute grounds for termination of any such benefit plan under ERISA.

                 h. Promptly upon reasonable request by Agent or Determining Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of PESCO or any of its consolidated Subsidiaries, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement.

         7.4 Inspection. PESCO and each of its consolidated Subsidiaries shall allow any Lender (who shall comply with such entities' safety rules applicable in the ordinary course of business to each specific location) to inspect any of their properties, to review reports, files, and other records, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances or with any director, officer, or employee of PESCO or any of its consolidated Subsidiaries, from time to time, during reasonable business hours.

         7.5 Taxes. Each Material Obligor other than PESCO shall, and (except where failure to do so would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) PESCO and each of its consolidated Subsidiaries shall, promptly pay all Taxes due, except as set forth on SCHEDULE 5.7 and except Taxes for which the criteria for Permitted Liens have been satisfied. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, use any portion of the proceeds of the Loan to pay the wages of employees unless a timely payment to or deposit with the proper authorities of all amounts of Tax required to be deducted and withheld from such wages is also made.

         7.6 Payment of Obligations. The Material Obligors and (except where failure to do so would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) PESCO and each of its consolidated Subsidiaries shall promptly pay (or renew and extend) all of its material obligations as the same become due.

         7.7 Expenses of Lenders. The Obligors shall promptly pay (a) upon Agent's request, estimated filing and recording fees and expenses for the Loan Papers creating the Lender Liens, and (b) all reasonable costs, fees, and expenses paid or incurred by Agent or any Lender incident to any of the Loan Papers (including, but not limited to, any additional filing or recording fees and the reasonable fees and expenses of counsel to Agent and any Lender in connection with the negotiation, preparation, and execution of the Loan Papers and any related amendment, waiver, or consent and in connection with the Loan, and, if a Potential Default or Default exists, Lenders' expenses described in
SECTION 11.4(d)) or to the enforcement of the obligations of any of the Obligors or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

         7.8 Maintenance of Corporate Existence, Assets, Business, and Insurance. PESCO and each of its consolidated Subsidiaries (other than Liquidating Companies) shall at all times: Maintain their respective corporate existences and authorities to transact business and good standing in their respective jurisdictions of incorporation and all other jurisdictions where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for their businesses, where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; keep all of their assets which are necessary in their businesses in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain, or cause to be maintained, insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry. Each insurance policy covering any Collateral subject to a Lender Lien shall provide, by way of endorsements, riders or otherwise, that proceeds in respect of any property constituting Collateral will be payable to Agent, on behalf of Lenders, and that such policy may only be cancelled after Agent is given thirty (30) days written notice of such cancellation (ten (10) days in the case of non-payment of premium). A certificate of the insurer confirming such terms and coverage for all renewal and substitute policies of insurance shall be delivered to Agent. If no Default or Potential Default exists, the Agent shall assign to the insured Person any and all monies that become payable under any insurance policies required hereunder, and such insured Person shall apply said monies to the repair, rebuilding and restoration or replacement of the lost, destroyed or damaged assets; provided that in the event of a Total Loss such assignment by the Agent shall not be available.

         7.9 Maintenance and Evidence of Priority of Lender Liens. The Obligors shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Agent may reasonably deem necessary or appropriate in order to perfect and maintain the Lender Liens in favor of Agent for the benefit of Lenders and preserve and protect the Rights of Agent and Lenders in all present and future Collateral.

         7.10 Employee Benefit Plans. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, engage in any prohibited transaction (as defined in ERISA), permit the funding with respect to any employee benefit plan established or maintained by any such entity to ever be less than the minimum required by applicable provisions of ERISA or regulations thereunder, permit any employee benefit plan established or maintained by any such entity to ever be subject to involuntary termination proceedings, or fully or partially withdraw from any multi-employer pension plan (as such terms are defined in ERISA).

         7.11 Debt. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability upon itself for any Debt, other than
(a) the Obligation, (b) overdraft lines of PESCO and its consolidated Subsidiaries and guarantees by PESCO or its consolidated Subsidiaries of overdraft lines for Borrower's foreign Subsidiaries and their Joint Ventures collectively not to exceed $7,000,000, in the aggregate at any time (calculated so as not to include both the overdraft line and any related guaranty), including, without limitation, those overdraft lines presently existing and described on SCHEDULE 7.11, (c) customary trade payables in the ordinary course of business, (d) Pool International, Inc.'s obligations as set forth in Section 9 of the Contingent Support Agreement, (e) Debt of Obligors arising under the Contingent Support Agreement, (f) foreign exchange contracts, (g) intercompany Debt otherwise permitted to be incurred under the Original Credit Agreement (as defined in the Revolving Credit Agreement) before the date of the Revolving Credit Agreement, or permitted to be incurred under the Revolving Credit Agreement, (h) Debt relating to purchases of assets not exceeding $200,000 in the aggregate outstanding at any one time for all of PESCO and its consolidated Subsidiaries, (i) obligations relating to bid and performance guarantees and surety bonds required in the ordinary course of business, (j) guarantees and other Debt disclosed on SCHEDULE 7.11 as renewed or extended (but not increased) from time to time, (k) Debt pre-approved in writing by Determining Lenders, (l) the "Obligation" as defined in the Revolving Credit Agreement and the ISDL Agreement, (m) $11,500,000 of Borrower's 10% Subordinated Notes issued to the Sellers pursuant to the Payment Agreement, a guaranty by PESCO of such Notes, and a nonrecourse guaranty by PCESI of such Notes, (n) notes in respect of deferred compensation obligations of approximately $1,600,000 to certain key employees of GPC during the period ending three years after the closing under the Stock Purchase Agreement, (o) guarantees by PCESI of up to $400,000 (in the aggregate outstanding at any time) with respect to leases by its employees of light vehicles, and (p) Debt in the principal amount of $545,000 incurred in connection with the Purchase Agreement between Borrower's Subsidiary, Pool Company (Texas) Inc. ("POOL TEXAS") and Elder Well Service, Inc. pursuant to which Pool Texas purchased eight well servicing rigs for $650,000 (including the transfer to the Seller of certain existing Pool Texas assets).

         7.12 Lease Obligations. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of property providing for annual payments in the aggregate for all such leases of more than $10,000,000. This section shall not apply to leases which have initial or remaining cancelable lease terms of one year or less if similar leases are for one year or less in accordance with the ordinary course of business and customary industry standards.

         7.13 Capital Expenditures. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, make Capital Expenditures, other than

                 a. such expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of such entity and which do not in the aggregate for PESCO and its consolidated Subsidiaries exceed (i) the sum of 70% of Borrower's consolidated net income from January 1, 1990, through April 6, 1990, plus PESCO's consolidated net income from and after April 7, 1990, in each case after income taxes, plus noncash charges and before changes in working capital on a cumulative basis from and after January 1, 1990, less (ii) the aggregate amount of investments and advances outstanding under SECTION 7.16(b),

                 b. Capital Expenditures made solely from the net proceeds of the sale of Oiltools Operations,

                 c.       the PAA Acquisition, and

                 d. the GPC Acquisition plus a $7,200,000 adjustment (increase) in the Capital Expenditures therefor.

         7.14 Liens. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement (other than existing arrangements or agreements, the Loan Papers, the Revolving Credit Agreement and the ISDL Agreement, and the negative pledge agreement in Section 3.3 of the Payment Agreement regarding the assets of GPC and PCESI, including Borrower's California assets that were transferred to PCESI at or after the closing under the Stock Purchase Agreement, and the negative pledge contained in the Security Agreement dated August 15, 1994 between Pool Texas and Elder Well Service, Inc. related to the purchase by Pool Texas of eight well servicing rigs) which directly or indirectly prohibits PESCO or any of its consolidated Subsidiaries from creating or incurring any Lien on any of its assets.

         7.15 Acquisitions, Mergers, and Dissolutions. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, acquire all or any substantial portion of the stock issued by, or interest in, any Person (including, but not limited to, the formation or acquisition of any new Subsidiary), dissolve, or merge or consolidate with any Person other than (a) repurchases of its own securities if permitted under SECTION 7.18, (b) any merger or consolidation of one Company into another Company or an acquisition of one Company by another Company so long as (i) Borrower is the surviving corporation if it is involved, (ii) another Material Obligor is the survivor if any one or more Material Obligors other than Borrower are involved, and (iii) the surviving Company's net worth has not decreased as a result of such merger or consolidation, (c) dissolution of the Liquidating Companies, (d) use of the net proceeds of the sale of the Oiltools Operations for acquisitions that would otherwise violate this SECTION 7.15, (e) the PAA Acquisition, (f) the acquisition of 100% of the stock of GPC pursuant to the Stock Purchase Agreement, (g) the merger of GPC with and into PCESI, and (h) the dissolution of Westex Production Service, Inc.

         7.16 Loans, Advances, and Investments. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) advances to or investments in any of PESCO's consolidated Subsidiaries, provided that such advances and investments made after July 1, 1993, by the Material Obligors to or in Companies that are not Material Obligors may not in the aggregate for all such Companies at any time outstanding exceed $5,000,000;
(b) advances or investments by Material Obligors to or in PESCO's unconsolidated Subsidiaries and its or their Joint Ventures which are not Companies which do not in the aggregate at any time outstanding exceed $5,000,000, provided that such advances and investments shall for purposes of this clause be deemed to be capital expenditures and may not in the aggregate for all such entities exceed 40% of the amount of capital expenditures permitted under SECTION 7.13; (c) expense accounts for and other advances to directors, officers, and employees of PESCO or any of its consolidated Subsidiaries in the ordinary course of business not to exceed $25,000 in the aggregate outstanding at any time for any one director, officer, or employee;
(d) investments in obligations of the U.S. and agencies thereof and obligations guaranteed by the U.S. maturing within one year from the date of acquisition;
(e) certificates of deposit issued by commercial banks organized under the Laws of the U.S. or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, and which (i) shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively, or (ii) are insured by the Federal Deposit Insurance Corporation; (f) commercial paper which shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively; (g) eurodollar investments with financial institutions (i) having combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) with commercial paper rated at least P-1 or A-1 by Moody's or S&P, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least A or BAA-1 by Moody's or S&P, respectively; (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (i) extensions of credit not exceeding $3,500,000 at any one time in connection with settlement of claims resulting from transactions in the ordinary course of business; (j) loans or advances disclosed on SCHEDULE 7.16, excluding any increases thereof and excluding extensions of credit described in CLAUSE (H) above; (k) other loans, advances, and investments which never exceed $200,000 in the aggregate at any time; (l) advances and investments otherwise permitted under the Existing Credit Agreement before the date of the Revolving Credit Agreement; (m) the PAA Acquisition; (n) the acquisition of 100% of the stock of GPC pursuant to the Stock Purchase Agreement, (o) continuation of the investment by GPC and its Subsidiaries of approximately $2,700,000 in the aggregate in Horizon Prime Fund during the period ending 30 days after the closing under the Stock Purchase Agreement, (p) the acquisition by PCESI of the real estate in Ventura, California, previously leased to PCESI by Plymouth Investment Partnership in return for the forgiveness by

PCESI of its loan to Plymouth Investment Partnership of approximately $200,000, and (q) the continuation by PCESI of its existing long-term advances associated with split-dollar life insurance plans for former PCESI employees Jeff Hyatt and Tom See in the aggregate amount of approximately $345,000.

         7.17 Distributions. PESCO may not, directly or indirectly, declare, make, or pay any Distributions, other than (a) Distributions wholly in the form of capital stock and (b) advances, investments, and loans otherwise permitted by this Agreement.

         7.18 Issuance of Securities. Neither PESCO Subsidiary nor any of the Companies, directly or indirectly, may issue, sell, or otherwise dispose of any of its shares of capital stock or other investment securities of any class, any securities convertible into or exchangeable for any such shares, or any carrying Rights, warrants, options, or other Rights to subscribe for or purchase such shares, other than capital stock of any Company issued to its corporate parent and subject to Lender Liens and no other Liens except Permitted Liens.

         7.19 Transactions with Affiliates. Except as provided in SCHEDULE 7.19, neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, enter into any material transaction (including, but not limited to, the sale or exchange of property or the rendering of service but not including a capital contribution to a Subsidiary otherwise permitted hereunder) with any Affiliate, other than in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

         7.20 Sale of Assets. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly sell, lease, or otherwise dispose of all or any substantial part of its assets other than (a) sales or leases by a Material Obligor to another Material Obligor, (b) sales of inventory in the ordinary course of business, (c) sales or leases of equipment and other assets to any other Companies, Joint Ventures, or third parties, in each case for a fair and adequate consideration (provided that if any equipment is sold, and a replacement is necessary for the proper operation of the seller's business, the seller will replace the sold equipment with adequate equipment), and (d) sales or leases disclosed on SCHEDULE 7.20.

         7.21 Compliance with Laws and Documents. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, violate the provisions of any Laws (including, without limitation, Environmental Laws), its charter or bylaws, or any Material Agreement of any such entity if such violation alone, or when aggregated with all other such violations, would be reasonably likely to cause a Material Adverse Effect.

         7.22 New Businesses. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, engage in any business other than the businesses in which it is presently engaged or businesses related thereto.

         7.23 Assignment. Neither PESCO nor any of its consolidated Subsidiaries may, directly or indirectly, assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         7.24 Fiscal Year and Accounting Methods. Subject to SECTION 10.1, neither PESCO nor any of its consolidated Subsidiaries may change its fiscal year or method of accounting (other than immaterial changes in methods) unless required to do so by Law.

         7.25 Minimum Net Worth. During any fiscal year, PESCO's consolidated shareholders' equity may not be less than the sum of (a) $116,593,000, (b) 50% of PESCO's consolidated net income for each of the fiscal years subsequent to 1994, and (c) 50% of the proceeds of any issuances of securities by PESCO.

         7.26 Inventory. PESCO's consolidated inventory for sale and consumption (inventory, less shrinkage and obsolescence as reflected on PESCO's consolidated balance sheet) available for sale may never exceed 35% of its consolidated current assets.

         7.27 Consolidated Working Capital. PESCO's consolidated current assets (less prepaid expenses, other than insurance) shall exceed its consolidated current liabilities by at least $10,000,000. Consolidated current liabilities shall be calculated in accordance with the terms of the Revolving Credit Agreement.

         7.28    Subsidiaries.

                 a. If PESCO or its consolidated Subsidiaries are permitted by Agent and Determining Lenders under SECTIONS 7.15 or 7.16 to form or acquire new consolidated Subsidiaries, PESCO and Borrower shall cause (i) each such Subsidiary not subject to SECTION 5.14 to execute and deliver to Agent a guaranty, security agreement and financing statements (as described in SECTION 4) and (ii) the parent corporation of such new consolidated Subsidiary to grant Lender Liens on and to deliver to Agent on behalf of Lenders 100% of the parent corporation's interest (or 66% if such new consolidated Subsidiary is subject to SECTION 5.14) in the capital stock of such new consolidated Subsidiary, together with stock powers executed in form satisfactory to Agent.

                 b. Each consolidated Subsidiary of PESCO which is subject to SECTION 5.14 shall remain subject thereto.

         7.29 Fixed Charge Coverage Ratio. During any calendar quarter, the Fixed Charge Coverage Ratio furnished in accordance with SECTION 7.3(A) and (C) may not be less than:

                 a.       1.10 to 1 through April 21, 1996;

                 b.       1.25 to 1 from April 22, 1996 through April 21, 1997;
         and

                 c.       1.40 to 1 thereafter.

SECTION 8. DEFAULT. "DEFAULT" means the occurrence of one or more of the following events (including the passage of time, if any, specified therefor):

         8.1 Payment of Obligation. The failure or refusal of Borrower to pay any portion of the Obligation, as the same becomes due in accordance with the terms of the Loan Papers, and such failure or refusal continues for a period of three days after the due date of an interest payment (with no grace period for failure or refusal to make a principal payment).

         8.2     Covenants.

                 a. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 7.1 and 7.10 through 7.24.

                 b. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 7.25 through 7.29, and such failure or refusal continues for a period of 30 days after PESCO or any of its consolidated Subsidiaries has notice thereof.

                 c. The failure or refusal of PESCO or any of its consolidated Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers, other than covenants to pay the Obligation and the covenants listed in clauses (a) and (b) preceding, and such failure or refusal continues for a period of ten days after PESCO or any of its consolidated Subsidiaries has notice thereof.

         8.3 Debtor Relief. (a) Any Material Obligor is not Solvent, (b) PESCO and its consolidated Subsidiaries are not Solvent on a consolidated basis, or (c) PESCO or any of its consolidated Subsidiaries (i) fails to pay its debts generally as they become due, (ii) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law, or (iii) becomes a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4 Attachment. The failure of any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company to have discharged within a period of 30 days after the commencement any attachment, sequestration, or similar proceeding against its assets having a value (individually or in the aggregate) of $250,000 or more.

         8.5 Payment of Judgments. Any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company fails to pay any judgment or order for the payment of money in excess of $250,000 rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of ten or more consecutive days.

         8.6     Default on Other Debt or Security.

                 a. A "Default" as defined in the Revolving Credit Agreement or the ISDL Agreement.

                 b. Any Material Obligor or (where such failure would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company fails or refuses to make any payment due on any Debt or security or any event shall occur or any condition shall exist in respect of any of its Debt or securities or under any agreement securing or relating to such Debt or securities, the effect of which is (i) to cause any holder of such Debt or securities or a trustee to cause any of such Debt or securities to become due prior to the stated maturity or prior to the regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any securities (other than common stock) to elect (whether or not such trustee or holder does elect) a majority of the directors on the board of directors of such entity. "Security" has the meaning given such term in the Securities Act of 1933, as amended.

                 c. ENSERCH pays amounts under its Pool Arabia Guaranty as described in Section 9(a) of the Contingent Support Agreement.

                 d. Borrower fails to pay when due its obligations arising under the sublease dated as of March 15, 1983, between Borrower and Sanan Leasing Corp., and such failure continues for ten days.

         8.7 Material Agreements. The occurrence and continuance of a default under any Material Agreement of any Material Obligor or (where such default would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company.

         8.8 ENSERCH Agreements. Either (a) an event of default is declared by ENSERCH under the Contingent Support Agreement or (b) the exercise of rights or remedies, including, without limitation, rights of acceleration payments, by ENSERCH under the Continent Support Agreement or any note or security agreement executed in connection therewith.

         8.9 Material Adverse Effect. Agent or any Lender discovers (i) any event or circumstance that would, individually or in the aggregate with all other events or circumstances, be reasonably likely to cause a Material Adverse Effect, (ii) any other information that the prospect of payment or performance of the Obligation is materially impaired, or (iii) that the value of the Collateral has or will be materially decreased and the situation giving rise thereto is not corrected to Agent or Determining Lenders' satisfaction within 20 days after Agent gives notice to Borrower.

         8.10 Misrepresentation. Agent or any Lender discovers that any material statement, representation, or warranty in the Loan Papers or in any Financial Statement of PESCO or any of its consolidated Subsidiaries or any writing delivered to Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

SECTION 9.       CERTAIN RIGHTS AND REMEDIES.

         9.1 Remedies Upon Default. Upon the occurrence and continuance of a Default, Agent may (with the consent of, and must, upon the request of Determining Lenders) do any one or more of the following: (a) declare all or part of the unpaid balance of the Obligation then or thereafter outstanding immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under SECTION 8.3, the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate the commitments of Lenders to extend credit under this Agreement; (c) reduce any claim to judgment; (d) exercise (or request each Lender to, and each Lender is entitled to exercise) the Rights of offset or banker's Lien against the interest of each Obligor in and to every account and other property of such entities which are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (each Company being deemed directly obligated to Agent and each Lender in the full amount of the Obligation for such purposes); (e) foreclose any or all Lender Liens or otherwise realize upon any and all of the Rights Agent or Lenders may have in and to the Collateral; and (f) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other jurisdiction as Agent or Lenders shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Agent or Lenders in any of the Loan Papers.

         9.2 WAIVERS BY BORROWER AND OTHERS. BORROWER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY OF THE OBLIGATION JOINTLY AND SEVERALLY WAIVE PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREE THAT THEIR LIABILITY WITH RESPECT TO THE OBLIGATION, OR ANY PART THEREOF, SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF THE OBLIGATION, AND HEREBY CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS, INDULGENCES, RELEASES, OR CHANGES, REGARDLESS OF THE NUMBER THEREOF.

         9.3 Performance by Agent. If any covenant, duty, or agreement of PESCO or any of its consolidated Subsidiaries is not performed in accordance with the terms of the Loan Papers, Agent may, at its option (but subject to the approval of the Determining Lenders), perform, or attempt to perform, such covenant, duty, or agreement on behalf of such entity. Any amount reasonably expended by Agent in such performance or attempted performance shall be payable by Borrower to Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any such covenant, duty, or agreement.

         9.4 Delegation of Duties and Rights. Agent and Lenders may exercise any of their respective duties or exercise any of their respective Rights under the Loan Papers by or through their respective officers, directors, employees, attorneys, agents, or other representatives.

         9.5 Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent or Lenders the Right or power to exercise control over the affairs or management of PESCO or any of its consolidated Subsidiaries, the power of Agent and Lenders being limited to the Right to exercise the remedies provided in this SECTION 9.
Agent and Lenders have no fiduciary obligation toward PESCO or any of its consolidated Subsidiaries with respect to any Loan Paper and transactions contemplated thereby. The relationship pursuant to the Loan Papers between PESCO and its consolidated Subsidiaries, and Agent and Lenders, is and shall be that of debtor and creditor, respectively, and no partnership or joint venture is created by any Loan Paper.

         9.6 Waivers by Agent and Lenders. The acceptance by Agent or any Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver or acquiescence, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of such or any other Right.

         9.7 Cumulative Rights. All Rights available to Agent, Determining Lenders and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection or other action in connection with the Loan Papers.

         9.8 Expenditures by Lenders. All court costs, reasonable attorneys' fees, other costs of collection, and other out-of- pocket sums spent by Agent or any Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce any Note) provided herein shall be payable to Agent or such Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

         9.9 Diminution in Value of Collateral. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

         9.10 INDEMNIFICATION. PESCO AND EACH OF ITS CONSOLIDATED SUBSIDIARIES SHALL INDEMNIFY AGENT AND LENDERS AND HOLD AGENT AND LENDERS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER BY VIRTUE OF OWNERSHIP OR OPERATION OF ANY COLLATERAL), TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS MADE OR ACTIONS, SUITS, OR PROCEEDINGS COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN AGENT AND ANY LENDER; PROVIDED THAT AGENT OR ANY LENDER SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING AGREEMENT CONSTITUTES A PART OF THE OBLIGATION, AND SHALL SURVIVE THE EXERCISE OF ANY RIGHTS OF AGENT OR ANY LENDER WITH RESPECT TO ALL OR ANY PART OF THE COLLATERAL.

SECTION 10.      CERTAIN DEFINITIONS AND TERMS.

         10.1 Accounting Terms; Changes in GAAP. As used herein, "GAAP" means generally accepted accounting principles, applied on a consistent basis,
(a) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines or which otherwise arise by custom for the particular industry; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation is expressly stated in such Loan Papers. If a change in GAAP requires a change in any method of accounting or if any voluntary change in the accounting methods be permitted pursuant to
SECTION 7, then such change shall not result in a Default if, at the time of such change, such Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of PESCO and its consolidated Subsidiaries; provided that, after any such change in accounting methods, only the next set of Financial Statements required to be delivered to Agent shall be prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting.

         10.2 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa.

         10.3 Other Definitions. The following terms have the meanings indicated:

         AFFILIATE means any Person who (a) would be an "affiliate" of PESCO or any of its consolidated Subsidiaries within the meaning of the regulations promulgated under the Securities Act of 1933, as such regulations and act are amended and in effect on the date in question, if such Person were subject to such act and regulations, or (b) who is a director or officer of PESCO or any of its Subsidiaries.

         AGENT means NationsBank of Texas, N.A., a U.S. national banking association, and its successor or successors as agent for itself and the other Lenders under this Agreement.

         AGREEMENT means this Restated Term Loan Agreement, including the Schedules and Exhibits attached hereto, and any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

         BIG 10 means Big 10 Fishing Tool Company, Inc., a California corporation and a wholly-owned subsidiary of PCESI.

         BORROWER is defined in this Agreement's introductory paragraph.

         BUSINESS DAY means any day on which Agent is open for banking business in Texas.

         CAPITAL EXPENDITURES means expenditures for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (including, without limitation, expenditures for the acquisition of interests in any Affiliate or any Person which, as a result of such acquisition, becomes an Affiliate) excluding, however, (i) expenditures financed by Project Financing, (ii) expenditures to the extent made with PESCO stock, and (iii) expenditures for working capital (cash accounts receivable, less accounts payable and current liabilities) obtained as part of an acquisition, but only if no restrictions exist on the transfer of Distributions or advances from such acquired Affiliate to Borrower.

         CLOSING DATE means the date on which the Loan is funded.

         COLLATERAL has the meaning set forth in the Revolving Credit
Agreement.

         COMMITMENT means, for any Lender, the amount stated beside that Lender's name on the attached SCHEDULE 1.

         COMMITMENT PERCENTAGE means, for any Lender and at any time, the proportion -- stated as a percentage -- that its Commitment bears to the total Commitments.

         COMPANIES means Borrower and its consolidated Subsidiaries.

         CONTINGENT SUPPORT AGREEMENT means the Contingent Support Agreement dated April 7, 1990, between PESCO and ENSERCH, as renewed, extended, amended, and supplemented from time to time, subject to Paragraph 5(h) of the Security Agreement.

         CURRENT FINANCIALS means PESCO's Financial Statements included in the SEC Report on Form 10-K for the year ended December 31, 1994, and Form 10-Q for the quarter ended September 30, 1995.

         DEBT of any Person includes all obligations (contingent or otherwise) for borrowed money or for the purchase of assets which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any of such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto, and any obligations of PESCO or any of its consolidated Subsidiaries arising in connection with such entity's unconsolidated Subsidiaries or joint venture or partnership interests.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 8.

         DEFAULT RATE means an annual interest rate equal to the lesser of either (a) the sum of the Designated Rate plus 4% or (b) the Highest Lawful Rate.

         DESIGNATED RATE means either the Floating Rate or a LIBOR Rate as designated by Borrower pursuant to SECTION 1.2, 2.13, OR 2.14.

         DETERMINING LENDERS means, at any time, any combination of Lenders holding at least 66.7% of the total Commitments and 66.7% of the total Principal Debt.

         DISTRIBUTION by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities issued by such Person, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities, and (d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business) by such Person with respect to such securities.

         ENSERCH means ENSERCH Corporation, a Texas corporation.

         ENVIRONMENTAL LAW means each Law that relates (a) to the condition of air, water, land, or other parts of the environment or (b) to the release, discharge, emission, removal, remediation, clean-up, generation, production, manufacturing, processing, distribution, use, treatment, storage, disposal, transportation, or other handling or control of pollutants, contaminants, wastes, or toxic or other Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations, promulgations, and rulings issued thereunder.

         EXHIBIT means an exhibit attached to this Agreement unless otherwise specified.

         EXISTING CREDIT AGREEMENT has the meaning given to such term in the Revolving Credit Agreement.

         EXISTING TERM LOAN AGREEMENT is defined in the preamble to this Agreement.

         FEDERAL FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or, if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

         FINANCIAL REPORT CERTIFICATE means a certificate, executed by the president, chief financial officer, or controller of Borrower, substantially in the form of EXHIBIT B but containing such other certifications, statements, calculations, explanations, and conclusions as any Lender may reasonably request with respect to compliance with any or all of the covenants and conditions contained in the Loan Papers.

         FINANCIAL STATEMENTS includes, but is not limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flows (i) prepared in comparative form with respect to the corresponding period of the preceding fiscal year, all of the foregoing prepared in accordance with GAAP, or (ii) included in any SEC Report.

         FIXED CHARGE COVERAGE RATIO means, as of any point in time (the "Measurement Point"), the ratio of (a) the sum (without duplication) of (i) PESCO's Operating Cash Flow and (ii) PESCO's interest expense (including capitalized interest), in each case for the 12 months ended as of such Measurement Point, plus (iii) the historic adjusted Operating Cash Flow from all acquisitions occurring within such 12 month period calculated as if such acquisitions had occurred prior thereto, but eliminating unusual and nonrepetitive acquisition costs contained therein, divided by (b) the sum of
(i) Funded Debt due within the next 12 months, and (ii) PESCO's interest expense (including capitalized interest) for the 12 months ended as of such Measurement Point.

         FLOATING RATE means an annual rate equal to the sum of 0.50%, plus the Prime Rate.

         FUNDED DEBT of any Person, means, as of any point in time (the "Measurement Point"), (a) the sum of all obligations for borrowed money or for the purchase of assets, where such obligations are required, according to GAAP, to be shown in the liabilities section of the balance sheet as debt, coming due within the 12 months next following such

Measurement Point, plus (b) to the extent not duplicative of any of the foregoing, lease payment obligations (for the calendar year in which the Measurement Point falls) with respect to leases which are permitted by SECTION 7.12, as reflected in the footnotes to PESCO's most recent prior year-end audited financial statements, but excluding (c)(i) payment obligations with respect to Project Financing, (ii) the final payment of principal and interest under this Agreement, and (iii) balances payable under the Revolving Credit Agreement.

         FUNDING LOSS, means, all reasonable costs and reasonable losses incurred by Lender when (i) Borrower fails or refuses for any reason (other than such Lender's failure to comply with this Agreement) to borrow on the date designated by Borrower any portion of the Loan which is to bear interest at a LIBOR Rate, or (ii) Borrower prepays or converts all or any portion of the Loan bearing interest at a LIBOR Rate on a day other than the last day of an Interest Period for such portion.

         GAAP is defined in SECTION 10.1.

         GPC means Golden Pacific Corp., a California corporation.

         GPC ACQUISITION means the acquisition by the Borrower of 100% of the stock of GPC.

         GUARANTY means collectively (as renewed, extended, amended and replaced) (a) the Guaranty Agreement dated as of April 25, 1990; (b) the amendment contained in the Existing Credit Agreement; (c) the Guaranty Agreement dated as of April 21, 1995; (d) the Guaranty Agreement dated as of June 13, 1995; and (e) the Guaranty Agreement dated as of July 13, 1995, each of which was executed and delivered by, among others, all Obligors (other than Borrower).

         HAZARDOUS SUBSTANCE means (a) any substance that now or hereafter constitutes a hazardous substance within the meaning of 42 U.S.C. Section 9601(14), as amended, or (b) any other substance identified as a hazardous or toxic waste, pollutant, contaminant, or substance under any other Environmental Law.

         HIGHEST LAWFUL RATE means, with respect to each Lender, the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which such Lender is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Papers.

         INTEREST PERIOD is defined in SECTION 2.13.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations, promulgations, and rulings issued thereunder.

         ISDL AGREEMENT is defined in the preamble to this Agreement.

         JOINT VENTURE means any Person in which less than a majority interest is owned or controlled by PESCO or any of its consolidated Subsidiaries.

         LAWS means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, province, nation, territory, possession, county, township, parish, municipality, or Tribunal.

         LENDER LIENS means Liens in favor of Agent for the benefit of Lenders securing all or any of the Obligation, including, but not limited to, Rights in any Collateral created in favor of Lenders whether by mortgage, pledge, hypothecation, assignment, transfer, or other granting or creation of Liens.

         LENDERS means the financial institutions named on the attached
SCHEDULE 1 or on the most recently amended SCHEDULE 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LIBOR means the quotient obtained by dividing (i) the rate that deposits in U.S. dollars are offered by Agent to other major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the commencement of the relevant Interest Period in an amount comparable to the principal amount of the Loan (or portion thereof subject to the LIBOR Rate), then outstanding and having a maturity approximately equal to such Interest Period; by (ii) one minus the Reserve Percentage (expressed as a decimal) applicable to such Interest Period.

         LIBOR RATE means an annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the sum of 2.75% plus LIBOR.

         LIEN means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, the Rights of a vendor, lessor, or similar party under any conditional sales agreement (or other title retention agreement or lease substantially equivalent thereto), other than those under which PESCO or one of its consolidated Subsidiaries is the vendor or lessor, any production payment, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets of PESCO or any of its consolidated Subsidiaries, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LIQUIDATING COMPANIES means Pool Horizontal Drilling Services Co., Westex Production Service, Inc. and The International Air Drilling Company.

         LITIGATION means any proceeding, claim, lawsuit, or investigation (a) conducted by or before any Tribunal, or (b) pending before any public or private arbitration board or panel.

         LOAN is defined in the preamble to this Agreement.

         LOAN PAPERS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Schedules, (b) any and all notes, mortgages, deeds of trust, security agreements, guaranties, assignments, and other agreements in favor of Agent or Lenders (or Agent on behalf of Lenders) or between any Lender and PESCO or any of its consolidated Subsidiaries ever delivered pursuant to this Agreement or the Existing Term Loan Agreement, as any of the same may hereafter be amended, supplemented, or restated, and (c) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing, provided that "Loan Papers" shall not include term sheets, commitment letters, correspondence, and similar documents used in the negotiation of this Agreement except to the extent the same are specifically referred to in SECTION 5.15.

         MATERIAL ADVERSE EFFECT means any material and adverse effect on (a) the assets, liabilities, financial condition, business, or operations of any Material Obligor, individually, or of PESCO and its consolidated Subsidiaries, collectively, or (b) the ability of the Material Obligors, individually, or of PESCO and its consolidated Subsidiaries, collectively, to carry out their businesses in effect on the date hereof or as proposed on such date or to satisfy their payment and performance obligations under any Loan Paper on a timely basis.

         MATERIAL AGREEMENT of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon 60 days or less notice without liability for further payment other than nominal penalty.

         MATERIAL OBLIGORS means PESCO, PESCO Subsidiary, Borrower, PAI, Pool Company (Texas) Inc., Pool Company (Houston) Inc., Associated Petroleum Services, Inc., Pool Production Services, Inc., PCESI and Big 10.

         MOODY'S means Moody's Investors Service, Inc.

         NBA is defined in the preamble to this Agreement.

         NOTES means the promissory notes, each substantially in the form of EXHIBIT A.

         OBLIGATION means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Company, arising from, by virtue of, or pursuant to any Loan Paper, including but not limited to all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

         OBLIGORS means PESCO, PESCO Subsidiary, Borrower, and Borrower's present and future consolidated Subsidiaries which are incorporated within the United States of America.

         OFFICER'S CERTIFICATE means a certificate substantially in the form of EXHIBIT E.

         OILTOOLS OPERATIONS means, collectively, (1) all of the capital stock of Associated Oiltools, Inc., a Texas corporation, (2) all of the capital stock of Oiltools Offshore Services Limited, a United Kingdom corporation, and (3) certain other assets covered by the Sale and Purchase Agreement dated as of September 19, 1990 between Borrower and Antah Risjad, Ltd.

         OPERATING CASH FLOW means, as of any point in time (the "Measurement Point"), (a) the sum of (i) net income, (ii) depreciation and amortization, and
(iii) deferred taxes, in each case for the 12 months ended as of such Measurement Point, plus (b) lease payment obligations (for the calendar year in which the Measurement Point falls) with respect to leases which are permitted by SECTION 7.12, as reflected in the footnotes to PESCO's most recent year-end audited financial statements, plus (c) costs attributable to the performance of prepaid rig services provided to ENSERCH, minus (d) the sum of (i) undistributed earnings of unconsolidated affiliates (net of any dividends or shareholder loans and advances received), (ii) cash payments made with respect to pre-1990 personal injury and property damage claims, except to the extent reimbursable by insurance or state guaranty funds, and (iii) PESCO Distributions, in each case for the 12 months ended as of such Measurement Point, and plus or minus, as appropriate, (e) all other cash items included in the operating activity section of the statement of consolidated cash flows for the 12 months ended as of such Measurement Point, prepared in accordance with GAAP, but excluding changes in working capital. It is the intention of the parties hereto that the Operating Cash Flow amount will be equal to the amount shown as operating cash flow on PESCO's statement of cash flow prior to any adjustment for changes in working capital, except for the adjustments made above.

         PAA ACQUISITION means the acquisition by PAI, completed in September 1994, of all of the partnership interest in Pool Arctic Alaska owned by Arctic Alaska Drilling Company, Inc.

         PAI means Pool Alaska, Inc., a Texas Corporation.

         PARTICIPANT is defined in SECTION 12.14(b).

         PAYMENT AGREEMENT means the Agreement Regarding Deferred Payment of Purchase Price dated June 13, 1995, among the Sellers and Borrower.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor, established pursuant to ERISA.

         PCESI means Pool California Energy Services, Inc., a California corporation, formerly named California Production Service, Inc. and a wholly-owned Subsidiary of Borrower.

         PERMITTED LIENS means (a) the Lender Liens, (b) Liens securing the "Obligation" as defined in the Revolving Credit Agreement, (c) Liens in favor of ENSERCH on the capital stock of Pool International, Inc., which are superior to the Lender Liens thereon, (d) Liens in favor of PESCO or any of its consolidated Subsidiaries if such Lien is a second Lien subordinated to Lender Liens in a manner satisfactory to Lenders in its sole discretion, (e) the Liens described in SCHEDULE 5.11 and renewals thereof (provided that upon any such renewal, such Liens shall not secure any additional Debt), (f) involuntary Liens on assets of Companies which are not Obligors if such Liens or the enforcement thereof would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (g) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs, (h) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in each case in the ordinary course of business, (i) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which, in respect of any

Material Obligor or (where the same would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect) any other Company, materially impair the use of such real property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, (j) Liens securing any purchase money obligation if such obligation is permitted Debt hereunder and if such Liens do not encumber any Property other than the Property for which such purchase money obligation was incurred, (k) rights resulting from joint venture or lease arrangements whereby a Person other than PESCO or any of its consolidated Subsidiaries has rights to receive a portion of cash flows generated by PESCO or any of its consolidated Subsidiaries reasonably proportionate to such joint venturer's or lessor's interest, (l) the following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to the Lender Liens, (m) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, operators and non-operators arising by virtue of operating or joint operating agreements, or other like Liens; and adverse judgments on appeal,(n) Liens pre-approved in writing by Determining Lenders, (o) Liens in favor of the Sellers on the rigs and equipment described in the PCESI Nonrecourse Guaranty and Security Agreement attached as Exhibit D to the Payment Agreement and the real property described in the three PCESI Deeds of Trust attached as Exhibit E to the Payment Agreement, in each case securing Borrower's obligations under its 10% Subordinated Notes issued to the Sellers, (p) Liens on the real property of PCESI securing notes in respect of the deferred compensation obligations described in SECTION 7.11(n), (q) the installation from time to time of equipment such as engines, transmissions, handling tools, etc., on rigs subject to the Liens in favor of the Sellers described in clause (o) above, so long as the net diminution in value (if any) of the aggregate equipment of the Obligors subject to this Agreement's restriction on Liens is not material in amount, (r) the Lien provided for in the Security Agreement between Pool Texas and Elder Well Service, Inc. dated August 15, 1994, and (s) Liens securing the "Obligation" as defined in the ISDL Agreement.

         PERSON means any individual, firm, corporation, association, partnership, joint venture, Tribunal, or other entity.

         PESCO means Pool Energy Services Co., a Texas corporation which is PESCO Subsidiary's parent.

         PESCO SUBSIDIARY means Pool Energy Holding, Inc., a Delaware corporation which is Borrower's parent.

         POOL TEXAS is defined in SECTION 7.11.

         POTENTIAL DEFAULT means the occurrence of any event which, with notice or lapse of time or both, would become a Default.

         PRIME RATE means the prime interest rate charged by Agent, as announced or published by Agent from time to time, and may not necessarily be the lowest interest rate charged by Agent.

         PRINCIPAL DEBT means, at any time, the total unpaid principal balance of the Loan.

         PROJECT FINANCING means any financing of an individual project with repayment of the financing from dedicated funds generated solely from that project and if such financing is pre-approved in writing by Determining Lenders.

         PROPERTY means any interest in any kind of property or asset, whether real, personal, tangible, intangible, or mixed.

         PRO RATA and PRO RATA PART means, when determined for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.

         PURCHASE AND SALE AGREEMENT means that certain Purchase and Sale Agreement dated September 28, 1994 between PAI, as Purchaser, and Arctic Alaska Drilling Company, Inc., as Seller.

         PURCHASER is defined in SECTION 12.14(c).

         RESERVE PERCENTAGE means the weighted average of the Reserve Requirements incurred by each Lender on its Pro Rata Part of the Loan.

         RESERVE REQUIREMENT means the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         REVOLVING CREDIT AGREEMENT means that certain Restated Revolving Credit Agreement (as renewed, extended, amended, and modified from time to time) dated as of November 30, 1995 among Pool Company, as Borrower, the Lenders named therein, and NationsBank of Texas, N.A., as Agent.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         RIGS means rigs 4, 6, 7, 422, and 429 owned and operated by PAI together with such other drilling or workover rigs as are hereafter owned by PAI.

         S&P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         SEC REPORTS means reports filed with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder, and all annual reports, proxy statements, and other proxy solicitation materials.

         SCHEDULE means a schedule attached to this Agreement unless specified otherwise.

         SECTION means a section or subsection of this Agreement unless specified otherwise.

         SECURITY AGREEMENT means collectively (as renewed, extended, amended, and replaced), (a) the Security Agreement dated as of April 25, 1990; (b) the amendment contained in the Existing Credit Agreement; (c) the Amendment to Security Agreement dated as of April 21, 1995; (d) the Security Agreement dated as of June 13, 1995; and (e) the Security Agreement dated as of July 13, 1995, each of which was executed and delivered under this Agreement by, among others, NationsBank and all Obligors.

         SELLERS means the persons from whom Borrower acquired all of the issued and outstanding stock of GPC at the time of the closing under the Stock Purchase Agreement: Robert D. Hillman, Barbara A. Hillman, Richard H. Hillman, and Robert D. Hillman, Jr.

         SOLVENT means, with respect to any Person, that at the time of determination: (a) The fair value of its assets exceeds the total amount of its liabilities (including, without limitation, its contingent liabilities under the Loan Papers); (b) it is currently able, and expects in the future to be able, to pay its debts as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted. Contingent liabilities shall be computed at the amount which, in light of all existing facts and circumstances, represent the amount which can reasonably be expected to become an actual or matured liability.

         STOCK PURCHASE AGREEMENT means the Stock Purchase Agreement dated as of June 13, 1995, among the Sellers, GPC, Borrower, and PESCO.

         SUBORDINATION AGREEMENT means the Subordination Agreement dated as of June 13, 1995, among Borrower, the Sellers, the Lenders, and Agent.

         SUBSIDIARY means any Person of which an aggregate of more than 50% of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the Right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the Right so to vote exists by reason of the happening of a contingency, but specifically excluding Associated Oiltools, Inc. (a Texas corporation), Oiltools Offshore Services Limited (a United Kingdom corporation), and any subsidiary companies of either of them.

         TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal on PESCO or any of its consolidated Subsidiaries.

         TERMINATION DATE means 12:00 Noon on the earlier of either (a) March 31, 1998, or (b) the date Lender's Commitments are terminated in accordance with this Agreement.

         TOTAL LOSS means the occurrence of such substantial damage, loss or destruction to any Rig, that all monies payable under insurance policies covering such property are insufficient to completely repair, rebuild and restore such property to its condition prior to the casualty.

         TRIBUNAL means any court or governmental department, commission, board, bureau, agency, or instrumentality of the U.S. or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         U.S. means the United States of America.

SECTION 11.      AGREEMENT BETWEEN LENDERS.

         11.1    Agent.

                 a. Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Paper or applicable Law.

                 b. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint the successor Agent from among the Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers, and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 11 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

                 c. Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as an Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

                 d. Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

         11.2 Expenses. Each Lender shall pay its Commitment Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

         11.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         11.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective representatives. Agent, Lenders, and their respective representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause (a) permits Agent to rely on any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its part of the Principal Debt for all purposes until, subject to SECTION 12.14, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's part of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         11.5    Limitation of Agent's Liability.

                 a. Neither Agent nor any of its representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

                 b. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent acting or refraining from acting under this Agreement in accordance with instructions of Determining Lenders.

                 c. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGES OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         11.6 Default; Collateral. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender. Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

         11.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         11.8 Relationship of Lenders. The Loan Papers do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         11.9    Collateral Matters.

                 a. Each Lender authorizes and directs Agent to enter into the Loan Papers for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, Determining Lenders in accordance with the provisions of this Agreement, the Security Agreement, or the other Loan Papers, and the exercise by Agent (with the consent of, or at the request of, Determining Lenders) of powers concerning the Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

                 b. Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Paper that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Loan Papers.

                 c. Except to use the customary standard of care that it exercises in respect of collateral for its own account, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Loan Papers have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority.

                 d. Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Papers as it normally and customarily exercises in respect of similar collateral and security documents.

                 e. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral
         (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under SECTION 7.20, if Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of
         SECTION 7.20 and Agent concurrently receives all mandatory prepayments with respect thereto, if any, in accordance with SECTION 7.20; (iii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time thereafter; (iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under this Agreement or is about to expire and that has not been, and is not intended by that Company to be, renewed; (v) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full.
         Lenders further irrevocably authorize Agent to release any Lender Lien upon any Collateral, if approved, authorized, or ratified in writing by Determining Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this SECTION 11.9(e).

         11.10 Benefits of Agreement. None of the provisions of this SECTION 11 inure to the benefit of any Company or any other Person other than Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 12.      MISCELLANEOUS.

         12.1 Headings and Exhibits. Headings and captions may not be construed in interpreting provisions in any Loan Paper. Any incomplete Exhibit must be completed correctly and in accordance with the terms and provisions of this Agreement before or at the time of its execution and delivery.

         12.2 Time and Non-Business Days. Time is of the essence in the Loan Papers. All time references (e.g., 10:00 a.m.) are to time in Houston, Texas. Any action that is due on a non-Business Day may be delayed until the next-succeeding Business Day, but interest accrues on any payment until it is made.

         12.3 Communications. Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the fifth Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice, the address and facsimile or FAX number for each party is as appears on the signature page(s) hereto.

         12.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lenders under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Agent and its counsel.

         12.5 Exceptions to Covenants. Neither PESCO nor any of its consolidated Subsidiaries shall take or fail to take any action permitted under any Loan Paper if such action or omission would result in the breach of any covenant contained in any Loan Paper.

         12.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers. Further, Borrower's obligations and Agent's and each Lender's Rights under the Loan Papers shall continue in full force and effect until the Obligation is paid and performed in full.

         12.7 Governing Law. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Texas, and the Laws (other than conflict of laws provisions thereof) of such State and of the United States of America shall govern the Rights and duties of the parties and the validity, construction, enforcement, and interpretation of the Loan Papers, except to the extent otherwise specified in any of the Loan Papers.

         12.8 Venue; Service of Process. Each Obligor, for itself and its successors and assigns, hereby (a) irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with the Loan Papers and the Obligation by service of process as provided by Texas Law, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with the Loan Papers and the Obligation brought in district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division, (c) irrevocably waives any claims that any Litigation brought in any such court has been brought in an inconvenient forum,
(d) agrees to designate PESCO as its agent for service of process in Houston, Texas, in connection with any such Litigation and to deliver to Agent evidence thereof, (e) irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Obligor at its address set forth herein, and (f) irrevocably agrees that any legal proceeding against Agent or any Lender arising out of or in connection with the Loan Papers on the Obligation shall be brought in the district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division. Nothing herein shall affect the Right of Agent or any Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable Law.

         12.9 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event Lenders ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Principal Debt is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Lenders shall refund such excess, and, in such event, Lenders shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling", the "quarterly ceiling", or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Lenders shall elect to substitute for the "indicated rate ceiling", and vice versa, each such substitution to have the effect provided in such
Article 1.04; and Lenders shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 1.04. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Obligation.

         12.10 Invalid Provisions. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.11 Entirety. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12.12   Amendments, Consents, Conflicts, and Waivers.

                 a. Unless otherwise specifically provided (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

                 b. Any amendment to or consent or waiver under this Agreement or any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender:
         (i) Extends the due date or decreases the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent -- except fees payable only to Agent to which it may agree with Borrower without joinder by any Lender -- or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "COMMITMENTS", "DETERMINING LENDERS", or "TERMINATION DATE"; (iv) increases any one or more Lenders' Commitments; (v) waives compliance with, amends, or releases (in whole or in part) any guaranty or any Collateral unless the release is contemplated in any Loan Paper; or (vi) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Lenders under this Agreement.

                 c. ANY CONFLICT OR AMBIGUITY BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND TERMS AND PROVISIONS IN ANY OTHER LOAN PAPER IS CONTROLLED BY THE TERMS AND PROVISIONS OF THIS AGREEMENT FOR ALL PURPOSES.

                 d. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

                 e. As stated in the recitals to the Revolving Credit Agreement, waivers granted and interpretations issued by NationsBank with respect to the Existing Credit Agreement, copies of which are attached to the Revolving Credit Agreement as EXHIBIT I, shall apply to this Agreement to the same extent as if granted or issued by Agent and Lenders with reference specifically to this Agreement.

         12.13 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent, and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         12.14   Successors and Assigns; Participations.

                 a. Each Loan Paper binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this
         SECTION 12.14.

                 b. Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender shall remain a "LENDER" under this Agreement (and the Participant shall not constitute a "LENDER" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 2 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 2 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan Papers, increases that Lender's Commitment, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or Collateral unless the release is contemplated in any Loan Paper. However, if a Participant is entitled to the benefits of SECTION 2 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters described in the previous sentence, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of that Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

                 c. Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Papers to any of its Affiliates (each a "PURCHASER") and (ii) if no Default exists, upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, assign to any other Person that is not a business competitor of any Company (each of which is also a "PURCHASER") a proportionate part -- not less than $2,000,000 of that Lender's Commitment and, if less than all, then the selling Lender must retain at least $2,000,000 of its Commitment -- under the Loan Papers, it must retain at least $2,000,000 of all or any part of its Rights and obligations under the Loan Papers. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached EXHIBIT
         E. Each assignment under this SECTION 12.14(c) shall include a ratable interest in the assigning Lender's Rights and obligations under this Agreement. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $2,500.00 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the remainder of this clause (c), no further consent or action by Borrower, Lenders, or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause
         (c),
         the then-existing SCHEDULE 1(b) shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Agent shall deliver to Borrower and Lenders an amended SCHEDULE 1(b) reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Commitment following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

                 d. Any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

                 e. Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis (which must be accepted or rejected within five Business Days after the offer).

         12.15   Confidentiality.  Agent or any Lender may, without limitation,
(a) disclose any information concerning PESCO or any of its consolidated Subsidiaries to any Tribunal, or to any prospective or actual Participant or (subject to SECTION 12.14) any other actual or prospective transferee of any of Agent's or any Lender's Rights and duties, or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or such other transferee of an interest, provided that such prospective or actual Participant or such other transferee agrees to treat the information as confidential, and (b) use any information concerning PESCO and any of its consolidated Subsidiaries (i) to the extent pertinent to an evaluation of the Obligation, (ii) to enforce compliance with the terms and conditions of the Loan Papers, or (iii) to take any action when it is entitled to do so under the Loan Papers which Lenders deem necessary to protect its interests if a Default has occurred and is continuing.

         12.16 Parties Bound; Assignments. This Agreement is binding upon, and inures to the benefit of Agent, Determining Lenders, Lenders, each Obligor, and their respective successors and assigns, provided that no Obligor may, without the prior written consent of Determining Lenders, assign any Rights, duties, or obligations hereunder, and any purported assignment in violation of the foregoing shall be void and ineffective.


        [Remainder of page intentionally blank; signature page follows.]

         EXECUTED as of the date first stated above.



Pool Company                                     POOL COMPANY, as Borrower
10375 Richmond Avenue
Houston, Texas  77042
Attn:    R. A. Johannsen, Treasurer
FAX (713) 954-3244                               By              /S/ E. J. SPILLARD
                                                    -----------------------------------------------
                                                    E. J. Spillard, Senior Vice President - Finance



                                                 By              /S/ R. A. JOHANNSEN
                                                    -----------------------------------------------
                                                    R. A. Johannsen, Treasurer




NationsBank of Texas, N.A.                       NATIONSBANK OF TEXAS, N.A., as Agent, and a Lender
700 Louisiana Street, 8th Floor
Houston, Texas  77002
Attn:  James R. Allred, Vice President
FAX (713) 247-6568                               By              /S/ JAMES R. ALLRED
                                                    -----------------------------------------------
                                                    James R. Allred, Vice President




National Bank of Canada                          NATIONAL BANK OF CANADA, as a Lender
2121 San Jacinto, Suite 1850
Dallas, Texas  75201
Attn:  Larry L. Sears, Group Vice President
FAX (214) 871-2015                               By              /S/ LARRY L. SEARS
                                                    -----------------------------------------------
                                                    Larry L. Sears, Group Vice President


                                                 By             /S/ DOUGLAS G. CLARK
                                                    -----------------------------------------------
                                                    Douglas G. Clark, Vice President


National Bank of Alaska                          NATIONAL BANK OF ALASKA, as a Lender
301 W. Northern Light Blvd.
Anchorage, Alaska 99503
Attn: Patricia Jelley Benz, Vice President
FAX: (907) 265-2141                              By            /S/ PATRICIA JELLEY BENZ
                                                    -----------------------------------------------
                                                    Patricia Jelley Benz, Vice President

         The Obligors named below are joining this Agreement for the purpose of
(a) ratifying, confirming, and agreeing to each of the matters and undertakings stated in SECTION 4 and (b) agreeing to each of the covenants applicable to it under SECTION 7.

c/o Pool Energy Services Co.               POOL ENERGY SERVICES CO.
10375 Richmond Avenue                      POOL ENERGY HOLDING, INC.
Houston, Texas  77042                      POOL COMPANY (HOUSTON) INC.
Attn:    R. A. Johannsen,                  POOL COMPANY (TEXAS) INC.
         Treasurer
                                           ASSOCIATED PETROLEUM SERVICES, INC.
FAX (713) 954-3244                         POOL PRODUCTION SERVICES, INC.
                                           POOL ALASKA, INC.
                                           POOL AMERICAS, INC.
                                           POOL INTERNATIONAL, INC.
                                           POOL-AUSTRALIA, INC.
                                           THE INTERNATIONAL AIR DRILLING COMPANY
                                           POOL HORIZONTAL DRILLING SERVICES CO.
                                           POOL CALIFORNIA ENERGY SERVICES, INC.
                                           BIG 10 FISHING TOOL COMPANY, INC.
                                           WESTEX PRODUCTION SERVICE, INC.,
                                           as all of those Companies are Obligors



                                           By                    /S/ E. J. SPILLARD
                                              --------------------------------------------------------
                                              E. J. Spillard, Senior Vice President - Finance



                                           By                   /S/ R. A. JOHANNSEN
                                              --------------------------------------------------------
                                              R. A. Johannsen, Treasurer of each of the above Obligors

                                   EXHIBIT A

                                PROMISSORY NOTE

$______________                 Houston, Texas                  __________, 1995

         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of _______________, ("PAYEE"), the principal amount of $_________________________, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $10,000,000 Restated Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Loan Agreement in replacement for, but not as a novation of, those certain promissory notes of Maker dated April 21, 1995, which were issued under the Existing Term Loan Agreement (as defined in the Loan Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  POOL COMPANY


                                  By:
                                      ------------------------------------------
                                      E.J. Spillard
                                      Senior Vice President, Finance


                                  By:
                                      ------------------------------------------
                                      R.A. Johannsen
                                      Treasurer

[corporate seal]

                                   EXHIBIT B

                          FINANCIAL REPORT CERTIFICATE

               FOR                   ENDED               , 19
                   -----------------       --------------    ---


AGENT:            NationsBank of Texas, N.A.
BORROWER:         Pool Company
RE:               $10,000,000 Restated Term Loan Agreement
DATE:                               , 19
                  ------------------    --

         This certificate is delivered pursuant to the $10,000,000 Restated Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS"), and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"), all defined terms of which have the same meaning when used herein.

         I certify to Lenders that I am the _____________________ (president, chief financial officer, or controller) of PESCO on the date hereof and that:

         1. The Financial Statements attached hereto were prepared in accordance with GAAP, and present fairly the consolidated and consolidating financial condition and results of operations of PESCO and its Subsidiaries as of, and for the fiscal [quarter or year] ending on _______________, 19___ (the "SUBJECT PERIOD").

         2. A review of the activities of PESCO, PESCO Subsidiary, and the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).

         3. During the Subject Period, no Default (nor any Potential Default) has occurred which has not been cured or waived (except for any Defaults or Potential Defaults set forth on the attached schedule).

         4. The status of compliance by PESCO with Sections 7.25 through 7.27, and 7.29 of the Loan Agreement at the end of the Subject Period is set forth on the attached schedule.

         5. This certificate is being delivered on behalf of PESCO. No person or entity other than Lenders and the law firm of Porter & Hedges, L.L.P. (the "SUBJECT RECIPIENTS"), shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to PESCO for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.


                                            ------------------------------------

                                            Name
                                                --------------------------------

                                            Title
                                                 -------------------------------

                                   EXHIBIT C

                         OPINION OF COUNSEL TO BORROWER

                                    *          , 1995
                          ---------------------



NationsBank of Texas, N.A., as Agent
700 Louisiana Street, 8th Floor
Houston, Texas 77002

Attn:    James R. Allred
         Vice President

         Re:     $10,000,000 Restated Term Loan Agreement

         The undersigned has acted as counsel to Pool Energy Services Co., a Texas corporation ("PESCO"), Pool Energy Holding, Inc., a Delaware corporation ("PESCO Subsidiary" ), Pool Company, a Texas corporation ("Borrower"), and Borrower's consolidated subsidiaries in connection with the negotiation, preparation, and execution of the $10,000,000 Restated Term Loan Agreement (the "Loan Agreement") dated as of November 30, 1995, among Borrower, the Lenders named therein ("Lenders") and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("Agent"). This opinion is delivered pursuant to Section
6.1 and Schedule 6 of the Loan Agreement. Unless otherwise defined herein or the context otherwise requires, each capitalized term has the meaning ascribed to such term in the Loan Agreement.

         In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and officers of the Obligors as I deemed necessary or appropriate, and originals or copies of the Loan Agreement, Notes, Guaranty and Security Agreement. I have otherwise made no special inquiry or investigation but render this opinion on the basis of my knowledge as General Counsel of the Obligors and an employee of one of the Obligors.

         Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, the undersigned is of the following opinion:

         1. The Obligors are corporations duly organized, legally existing and in good standing under the laws of their respective states of incorporation.

         2. The Obligors have the full corporate power and authority to enter into the Loan Papers. All corporate action on the part of the Obligors, requisite for the due execution, delivery, and performance of the Loan Papers has been duly and effectively taken.

         3. Upon the due execution and delivery of the Loan Papers by the Obligors, I know of no reason why such Loan Papers will not constitute legal, valid, and binding obligations of the Obligors enforceable against Obligors in accordance with their terms.

         4. The execution and delivery of the Loan Papers do not violate any provisions of the Articles of Incorporation or Bylaws of Obligors. The Loan Papers may be performed by Obligors in a manner that does not violate any provisions of their respective Articles of Incorporation and Bylaws.

         5. Neither any Obligor nor any Affiliate (excluding ENSERCH, if an Affiliate) of any Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 (as any of the preceding acts have been amended).

         This opinion is subject to and qualified in all respects by the following:

         (a) The enforceability of the Loan Papers may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect and affecting creditors' rights or the collection of debtors' obligations generally (including, without limitation, laws generally defining and restricting fraudulent conveyances), (ii) principles of equity, (iii) principles of public policy, and (iv) requirements of commercial reasonableness and good faith.

         (b) No opinion is given as to the availability or enforceability of certain provisions or remedies set forth in the Loan Papers, including without limitation, (i) provisions which purport to provide access to or restrict legal or equitable remedies such as specific performance and the appointment of a receiver, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers or to delays or omissions of enforcement of remedies or severance, (iv) provisions that attempt to appoint Agent or others as any Person's attorney-in-fact, (v) indemnity provisions, (vi) provisions attempting to prohibit or restrict the transfer, alienation, mortgaging, encumbering, or hypothecation of the properties covered by or described in the Loan Papers, (vii) subrogation provisions, and (viii) provisions attempting to establish proper venue for the filing and maintenance of any claim, suit, or action with respect to the Loan Papers; provided, however, that limitations on the availability of remedies under the Loan Papers or the legality, validity, binding effect or enforceability of the Loan Papers will not, in the undersigned's opinion, prevent you from recovering for damages and enforcing any Liens in your favor or substantially interfere with the practical realization of the benefits express in the Loan Papers except for the economic consequences of any procedural delay which may result from such laws.

         (c) The enforceability of certain provisions of the Loan Papers may be limited by requirements of due process under the United States Constitution and other laws generally limiting the rights of creditors to repossess, foreclose or otherwise realize upon the property of a debtor without appropriate notice and/or hearing.

         (d) No opinion is expressed with respect to usury, nor with respect to the perfection or priority of any of the liens or security interests intended to be granted to Agent.

         (e) No opinion is expressed as to whether the contemplated loan transactions comply with any statutory, regulatory or other loan limits applicable to the Lenders or comply with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lenders (either as to type, amount, percentage of total investments or otherwise).

         (f) The knowledge of the undersigned as to any factual matter in connection with this opinion is limited to the current consciousness of the undersigned and does not include constructive inquiry or imputed knowledge.

         This opinion is limited to United States federal law and laws of the State of Texas, all as now in effect. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction.

         This opinion is solely for the benefit of and may be relied upon only by Agent and the Lenders, and their respective counsel, and may not be delivered or disclosed in whole or in part, to any other Person.

                               Very truly yours,

                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Restated Term Loan Agreement dated as of November 30, 1995 (as renewed, extended, amended or replaced, the "LOAN AGREEMENT"), among Pool Company (the "BORROWER"), NationsBank of Texas, N.A., as agent (the "AGENT"), and the other financial institutions party thereto from time to time (collectively, the "LENDERS"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

         _____________________________________ (the "ASSIGNOR"), and __________
____________________________________ (the "ASSIGNEE") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor) a __________/__________ interest (the "ASSIGNED INTEREST") in and to all of the rights of Assignor under the Loan Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty), and the Assignee hereby purchases and accepts from the Assignor such Assigned Interest and assumes all of the obligations of the Assignor under the Loan Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty) to the extent of the Assigned Interest, including, without limitation, all principal amounts funded by the Assignor and outstanding on the Effective Date (as defined below), together with interest accruing thereon on and after the Effective Date. From and after the Effective Date, (x) the Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Papers and (y) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Papers.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any Company in or in connection with the Loan Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility, or value of the Loan Agreement or any other Loan Paper, other than that it is the sole legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any claim, encumbrance, or participation; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its respective obligations under the Loan Agreement or any other Loan Paper;
(c) represents and warrants that (i) it possesses all requisite authority and power to execute, deliver, and comply with the terms of the Loan Papers (including, without limitation, this Assignment and Acceptance), (ii) the Loan Agreement and the instruments contemplated therein constitute the entire agreement between Borrower, Agent, and Lenders, (iii) the Loan Agreement has not been amended, (iv) to its knowledge, no Default or Potential Default has occurred pursuant to the Loan Papers, and (v) all of the conditions of Section
6.1 of the Loan Agreement have been satisfied as of the Effective Date; and (d) attaches the Note held by it and requests that Agent exchange such Note for new Notes executed by Borrower and payable to the Assignee in a principal amount equal to $__________ and payable to the Assignor in a principal amount equal to $__________ (less the principal amount of any other new Note(s) to any other assignee(s) of Assignor pursuant to other Assignment and Acceptance agreements effective as of the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (f) agrees that it will comply with the confidentiality requirements of Section 12.15 of the Loan Agreement; (g) represents and warrants that it does not consider any amount paid by it to the Assignor hereunder a loan by it to the Assignor; and (h) (i) represents and warrants to the Assignor that under applicable laws and treaties no taxes will be required to be withheld by Agent, Borrower, or the Assignor with respect to any payments to be made to the Assignor in respect of the Obligation, (ii) attaches hereto two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to Agent (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments made on the Obligation), and (iii) agrees to provide to the Assignor, Agent, and Borrower a new tax form upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         4. The effective date for this Assignment and Acceptance shall be ________________ (the "EFFECTIVE DATE").

         5. From and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

         7. This Assignment and Acceptance (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, (b) is not intended to evidence a "purchase" or "sale" of a "security" within the meaning of any Law, and (c) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Assignment and Acceptance, it shall not be necessary to reproduce or account for more than one such counterpart.

         8. Any amounts due hereunder from the Assignor to the Assignee shall be wire transferred by the Assignor to Assignee's account at _________________________________________, ABA #_________, for credit to
________________ account #_____________, Attention:  ______________, Reference:
___________. Any amounts due hereunder from the Assignee to the Assignor shall be wire transferred by the Assignee to the Assignor's account at ___________________________, ABA #_________, Attention: _____________________
(Ref. ______). For purposes of amending Schedule 1(a) to the Loan Agreement, the Assignee's address, contact person, telephone and facsimile number are as follows:


                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Attention:
                                             -----------------------------------
                                  Telephone:
                                             -----------------------------------
                                  FAX:
                                       -----------------------------------------



EXECUTED as of ____________, 199_, with an "Effective Date" of __________, 199_.

ASSIGNOR                                        ASSIGNEE



---------------------------------------            -------------------------------------

By:                                             By:
    -----------------------------------            -------------------------------------
         Name:                                          Name:
         Title:                                         Title:


CONSENTED TO:

NATIONSBANK OF TEXAS, N.A.
as Agent


By
   ------------------------------------
         James R. Allred
         Vice President


POOL COMPANY


By
   ------------------------------------
         E. J. Spillard,
         Senior Vice President, Finance


By
   ------------------------------------
         R. A. Johannsen,
         Treasurer

                                   EXHIBIT E


                             OFFICER'S CERTIFICATE


         This certificate is delivered under the Restated Term Loan Agreement dated as of November 30, 1995, among Pool Company, a Texas corporation (the "BORROWER"), NationsBank of Texas, N.A., as Agent ("AGENT"), and the Lenders ("LENDERS") named therein. I, the undersigned officer of the companies listed and attached as Annex A, hereby certify to Agent and the Lenders that the following are true and correct:

         1. Resolutions. Attached as Annex B is a true and correct copy of resolutions relating to matters described therein, which have been duly and unanimously adopted at a meeting of, or by the unanimous written consent of, the board of directors of each such company listed and attached as Annex A. None of such resolutions have been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

         2. Incumbency. The following individuals are the duly qualified and acting officers in the position beside their names of the companies listed and attached as Annex A. The signatures beside their names are their true signatures.


================================================================================
      NAME                          TITLE                 SPECIMEN SIGNATURE
--------------------------------------------------------------------------------
J. T. Jongebloed             President
--------------------------------------------------------------------------------
E.J. Spillard                Senior Vice President,
                             Finance
--------------------------------------------------------------------------------
R.A. Johannsen               Treasurer
================================================================================

         3       Charter.  There have been no changes to the Articles or
Certificates of Incorporation of any company, and there have been no additional amendments authorized with respect thereto, since April 21, 1995.

         4. Bylaws. There have been no changes to the Bylaws of any such company, and there have been no additional amendments authorized with respect thereto, since April 21, 1995.

         EXECUTED as of                   , 1995.
                        ------------------




                                            ------------------------------------
                                            G. G. Arms
                                            Corporate Secretary

                                    ANNEX A


                       POOL COMPANY
                       POOL ENERGY SERVICES CO.
                       POOL ENERGY HOLDING, INC.
                       POOL COMPANY (HOUSTON) INC.
                       POOL COMPANY (TEXAS) INC.
                       ASSOCIATED PETROLEUM SERVICES, INC.
                       POOL PRODUCTION SERVICES, INC.
                       POOL ALASKA, INC.
                       POOL AMERICAS, INC.
                       POOL INTERNATIONAL, INC.
                       POOL-AUSTRALIA, INC.
                       THE INTERNATIONAL AIR DRILLING COMPANY
                       POOL HORIZONTAL DRILLING SERVICES CO.
                       POOL CALIFORNIA ENERGY SERVICES, INC.
                       BIG 10 FISHING TOOL COMPANY, INC.
                       WESTEX PRODUCTION SERVICE, INC.

                                   EXHIBIT F

                               CONVERSION REQUEST

                                            , 19
                              --------------    --


NationsBank of Texas, N.A., as Agent
Energy Banking Group
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Attn:    James R. Allred, Vice President
                 Fax:  (713) 247-6568

         Reference is made to the Restated Term Loan Agreement dated as of November 30, 1995 (as amended, supplemented or restated, the "LOAN AGREEMENT"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement.

         The undersigned hereby gives you notice pursuant to SECTION 2.14 of the Loan Agreement that it elects to convert the interest rate applicable to all or a portion of the Loan under the Loan Agreement or elects a new Interest Period for all or a portion of the Loan bearing interest at a LIBOR Rate on the following terms:

(A)      Date of conversion or last day of
         applicable Interest Period (a Business Day)
                                                                 ----------------------------------

(B)      Existing Interest Rate** and Principal Amount*
         being converted
                                                                 ----------------------------------

(C)      New Interest Rate selected**
                                                                 ----------------------------------

(D)      For conversion to a LIBOR Rate Borrowing, the
         Interest Period selected and the last day thereof***
                                                                 ----------------------------------

(E)      For continuation of a LIBOR Rate, the Interest
         Period selected and the last day thereof***
                                                                 ----------------------------------


                                       Very truly yours,

                                       POOL COMPANY

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

------------------------

  * Not less than $500,000 or a greater integral multiple of $1,000,000 (if a LIBOR Rate is selected).
 **     LIBOR Rate (1, 2, 3 or 6 months), or Floating Rate.
*** 1, 2, 3 or 6 months. The Interest Period may not end after the Termination Date.

                                   EXHIBIT G

                    FIXED CHARGE COVERAGE RATIO CALCULATION

        (Calculated in accordance with Section 7.29 and the definitions of "Operating Cash Flow," "Fixed Charge Coverage Ratio"
                    and "Funded Debt" in the Loan Agreement)


I.    PESCO's "Operating Cash Flow" for the 12 months ending             , 19  :
                                                             ------------    --

           (a)    (i)     Net income                                                       $
                                                                                            ------------------------
                  (ii)    Depreciation and amortization                                    $
                                                                                            ------------------------
                  (iii)   Deferred taxes                                                   $
                                                                                            ------------------------
                                   plus
           (b)    Lease payment obligations                                                $
                                                                                            ------------------------
                                   plus
           (c)    Prepaid rig services provided to ENSERCH                        $
                                                                                   ---------------------------------
                                   minus
           (d)    (i)     Undistributed earnings of unconsolidated affiliates              $
                                                                                            ------------------------
                  (ii)    Cash payments regarding pre-1990 personal injury
                          and property claims                                         $
                                                                                       -----------------------------
                  (iii)   PESCO "Distributions"                                       $
                                                                                       -----------------------------
                                   plus or minus
           (e)    All other cash and non-cash items included in the operating activity section of the statement of cash flows (excluding
                  working capital)                                                         $
                                                                                            ------------------------

                                                                     TOTAL        $
                                                                                   ---------------------------------

II.   PESCO's interest expense (including capitalized interest) for the
      12 months ended                , 19    :                                    $
                      ---------------    ----                                      ---------------------------------

III.  Historic adjusted "Operating Cash Flow" from acquisitions occurring within
      such 12-month period:                                                                $
                                                                                            ------------------------

IV.   Sum of I, II and III:                                                                $
                                                                                            ------------------------

V.    "Funded Debt" due within next 12 months:                                    $
                                                                                   ---------------------------------

VI.   PESCO's interest expense (including capitalized interest) for the
      12 months ended as of                , 19    :                                       $
                            ---------------    ----                                         ------------------------

VII.  Sum of V and VI:                                                                     $
                                                                                            ------------------------

      IV divided by VII:

      $             / $             =      (x)
       ------------    ------------        ---

      "Fixed Charge Coverage Ratio"  =     (x)    to 1
                                           ---

                                PROMISSORY NOTE

$3,093,750                      Houston, Texas                 December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF CANADA, a Canadian bank ("PAYEE"), the principal amount of $3,093,750, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $10,000,000 Restated Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Loan Agreement in replacement for, but not as a novation of, those certain promissory notes of Maker dated April 21, 1995, which were issued under the Existing Term Loan Agreement (as defined in the Loan Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          POOL COMPANY


                                          By: /S/ E. J. SPILLARD
                                              ----------------------------------
                                                  E.J. Spillard
                                                  Senior Vice President, Finance


                                          By: /S/ R. A. JOHANNSEN
                                              ----------------------------------
                                                  R.A. Johannsen
                                                  Treasurer

[corporate seal]

                                PROMISSORY NOTE

$3,506,250                      Houston, Texas                 December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ("PAYEE"), the principal amount of $3,506,250, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $10,000,000 Restated Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Loan Agreement in replacement for, but not as a novation of, those certain promissory notes of Maker dated April 21, 1995, which were issued under the Existing Term Loan Agreement (as defined in the Loan Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          POOL COMPANY


                                          By: /S/ E. J. SPILLARD
                                              ----------------------------------
                                                  E.J. Spillard
                                                  Senior Vice President, Finance


                                          By: /S/ R. A. JOHANNSEN
                                              ----------------------------------
                                                  R.A. Johannsen
                                                  Treasurer

[corporate seal]

                                PROMISSORY NOTE

$1,650,000                      Houston, Texas                 December 29, 1995


         FOR VALUE RECEIVED, POOL COMPANY, a Texas corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF ALASKA ("PAYEE"), the principal amount of $1,650,000, together with interest, as hereinafter described.

         This promissory note has been executed and delivered under, and is subject to the terms of, the $10,000,000 Restated Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this promissory note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

         This promissory note and the similar promissory notes of Maker dated of even date herewith have been issued under the Loan Agreement in replacement for, but not as a novation of, those certain promissory notes of Maker dated April 21, 1995, which were issued under the Existing Term Loan Agreement (as defined in the Loan Agreement).

         This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

         THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          POOL COMPANY


                                          By: /S/ E. J. SPILLARD
                                              ----------------------------------
                                                  E.J. Spillard
                                                  Senior Vice President, Finance


                                          By: /S/ R. A. JOHANNSEN
                                              ----------------------------------
                                                  R.A. Johannsen
                                                  Treasurer

[corporate seal]

                        RESTATED INTERCREDITOR AGREEMENT

         THIS RESTATED INTERCREDITOR AGREEMENT is entered into as of November 30, 1995 by NATIONSBANK OF TEXAS, N.A., a national banking association ("NATIONSBANK"), and consented and agreed to by National Bank of Canada, National Bank of Alaska, and Pool Company, a Texas corporation ("BORROWER").

                                   RECITALS:

         A. NationsBank entered into that certain Intercreditor Agreement dated as of April 21, 1995 (the "EXISTING INTERCREDITOR AGREEMENT"), which was consented and agreed to by National Bank of Canada and Borrower.

         B. Borrower, certain Lenders ("REVOLVING CREDIT LENDERS"), and NationsBank, as Agent for itself and the other Revolving Credit Lenders, are entering into a Restated Credit Agreement (as renewed, extended, increased, reduced, amended, or restated, the "REVOLVING CREDIT AGREEMENT") dated as of November 30, 1995, providing for secured loans to Borrower on a revolving basis.

         C. Borrower, certain Lenders ("TERM LOAN LENDERS"), and NationsBank, as Agent for itself and the other Term Loan Lenders, are entering into a Term Loan Agreement (as renewed, extended, increased, reduced, amended, or restated, the "TERM LOAN AGREEMENT"), dated as of November 30, 1995, providing for a secured loan to Borrower on a term basis.

         D. NationsBank, in its capacity as Agent for itself and the Revolving Credit Lenders under the Revolving Credit Agreement ("REVOLVING CREDIT AGENT"), for its own account with respect to its net exposure on foreign exchange contracts between any Company and NationsBank, and in its capacity as Agent for itself and the Term Loan Lenders under the Term Loan Agreement ("TERM LOAN AGENT"), is entering into this agreement to (i) provide for certain mutual rights between (a) the Term Loan Agent and Term Loan Lenders, (b) the Revolving Credit Agent and Revolving Credit Lenders, and (c) NationsBank, individually,
(ii) add National Bank of Alaska's consent and agreement, as a new Term Loan Lender and Revolving Credit Lender, and (iii) amend and restate entirely the Existing Intercreditor Agreement.

                                  AGREEMENTS:

         Therefore, for valuable and adequate consideration, the Term Loan Agent (on behalf of Term Loan Lenders), the Revolving Credit Agent (on behalf of Revolving Credit Lenders), and NationsBank, individually, agree as follows:

         1.       Definitions.  As used in this agreement:

                  "AGENTS" means, collectively, the Revolving Credit Agent and the Term Loan Agent.

                  "COLLATERAL" means the collateral pledged by Borrower to Secured Parties under the Lender Agreements.

                  "DEFAULT" means any "Default" under a Lender Agreement that entitles the applicable Secured Party to accelerate the obligations of Borrower under a Lender Agreement and to take Enforcement Actions.

                  "ENFORCEMENT ACTION" means any exercise by any Secured Party or its custodian of rights -- other than giving notice of default and acceleration -- to foreclose or otherwise realize upon any Collateral.

                  "LENDER AGREEMENTS" means, collectively, the Revolving Credit Agreement, the Term Loan Agreement, and all foreign exchange contracts between any Company and NationsBank.

                  "SECURED PARTIES" means Agents and NationsBank, for its own account with respect to its net exposure on foreign exchange contracts between any Company and NationsBank.

         2. Notices of Default, Acceleration, and Enforcement Action. Each Secured Party shall (a) promptly notify the other Secured Parties upon becoming aware of a Default and (b) use its best efforts to notify the other Secured Parties before (i) accelerating the obligations of Borrower under the applicable Lender Agreement or (ii) taking -- or authorizing its custodian to take -- Enforcement Actions.

         3.       Sharing of Collateral. Each Secured Party acknowledges that
(i) certain liens or security interests have been granted in the same Collateral to the other Secured Parties to secure obligations of Borrower; (ii) such liens or security interests in the Collateral shall be on the same level of priority with respect to each Secured Party; (iii) the amount of Collateral attributable to a Secured Party shall be the proportion that the respective indebtedness owing to such Secured Party by Borrower bears to the aggregate indebtedness owed by Borrower to all Secured Parties ("PRO RATA SHARE"); (iv) the Secured Parties shall share in the proceeds of the Collateral according to their Pro Rata Share; and (v) each Secured Party shall pay its Pro Rata Share of any expenses (including, without limitation, court costs, attorney's fees and other costs of collection) incurred in connection with the Collateral.

         4. Amendments to Agreements. Any Secured Party and the Lenders under any Lender Agreement may enter into renewals and extensions of, amendments to, and waivers under its respective Lender Agreement without the consent of the other Secured Parties or the Lenders under the other Lender Agreements, SO LONG AS that renewal, extension, amendment, or waiver does not diminish the rights granted to the other Secured Parties and the other Lenders under this agreement.

         5. Default; Collateral. Upon the occurrence and continuance of a Default, Secured Parties agree to promptly confer in order that Secured Parties may agree upon a course of action for the enforcement of the rights of Secured Parties; provided that any Secured Party shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve rights, pending agreement by Secured Parties on the course of action to be taken. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the indebtedness under the Lender Agreements shall be construed as being for the benefit of each Secured Party to the extent of its respective Pro Rata Share. If one Secured Party acquires any security for the indebtedness under its respective Lender Agreement upon or in lieu of foreclosure, the same shall be held for the benefit of all Secured Parties in proportion to their respective Pro Rata Share.

         6. Liability Between Agents. No Secured Party shall incur any (a) implied duty to the others under this agreement or (b) liability to the others for its failure to give notice under Paragraph 2 above.

         7. Headings. The headings, captions, and arrangements used in this agreement are for convenience only and shall neither limit, amplify, or modify the terms of this agreement nor affect the meanings thereof.

         8. Notices. All notices, requests, and other communications required or permitted to be given or made hereunder shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telegraphed or telecopied or mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other given in the manner provided herein. All notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, or if mailed on the third business day after being deposited in the mails, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted addressed to the intended recipient at the address specified beside its name on the signature pages hereof.

         9. Waivers and Amendments. This agreement may be amended, terminated or extended, and the terms and conditions hereof may be waived, but only in a written instrument signed by each Secured Party or, in the case of a waiver, by the party waiving compliance. No failure, delay or forbearance on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof.

         10. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         11. Severability. Any provision in this agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         12. Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of each of the Secured Parties, but does not otherwise create, and shall not be construed as creating, any rights or defenses enforceable by Borrower or by any other person or entity not a party to this agreement.

         13. Survival. The provisions contained in Paragraph 6 above shall survive the termination of this agreement for all purposes.

         14. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument and agreement; but in making proof of this agreement, it shall not be necessary to produce or account for a copy of any counterpart other than the counterpart signed by the party against whom this agreement is to be enforced.

         EXECUTED as of the date first stated in this agreement.


Address for Notice:                     NATIONSBANK OF TEXAS, N.A., as Revolving
                                        Credit Agent
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Telecopy No.:  713/247-6568
Telephone No.:  713/247-6327            By /S/ JAMES R. ALLRED
                                           -------------------------------------
                                               James R. Allred, Vice President


                                        NATIONSBANK OF TEXAS, N.A., as Term Loan
                                        Agent



                                        By /S/ JAMES R. ALLRED
                                           -------------------------------------
                                               James R. Allred, Vice President


                                        NATIONSBANK OF TEXAS, N.A., individually



                                        By /S/ JAMES R. ALLRED
                                           -------------------------------------
                                               James R. Allred, Vice President

Consented and Agreed to:

NATIONAL BANK OF CANADA



By /S/ LARRY L. SEARS
   ----------------------------------------
       Larry L. Sears, Group Vice President



By /S/ DOUGLAS G. CLARK
   ----------------------------------------
       Douglas G. Clark, Vice President


NATIONAL BANK OF ALASKA



By /S/ PATRICIA JELLEY BENZ
   ----------------------------------------
       Patricia Jelley Benz, Vice President

         Borrower consents to this agreement and agrees that (a) the execution and performance of the terms and conditions of this agreement shall not constitute a violation of either of the Lender Agreements with Borrower, (b) it shall not pledge Collateral to any Secured Party if such Collateral has not already been or is simultaneously being pledged to the other Secured Party, and
(c) it shall promptly pay all reasonable costs and expenses incurred by Secured Parties in preparing and transmitting copies of documents and instruments.


                                     POOL COMPANY



                                     By /S/ E. J. SILLARD
                                        ----------------------------------------
                                            E.J. Spillard, Senior Vice President



                                     By /S/ R. A. JOHANNSEN
                                        ----------------------------------------
                                            R.A. Johannsen, Treasurer